SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.     )
Filed by the registrant ☑
Filed by a party other than the registrant ☐
Check the appropriate box:
☐     Preliminary proxy statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑     Definitive proxy statement
☐     Definitive additional materials
☐     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
PINNACLE FINANCIAL PARTNERS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)
Payment of filing fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies

(2)	Aggregate number of securities to which transactions applies

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

(4)	Proposed maximum aggregate value of transaction

(5)	Total fee paid
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid

(2)	Form, Schedule or Registration Statement No.

(3)	Filing Party

(4)	Date Filed

PINNACLE FINANCIAL PARTNERS, INC.
NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 15, 2008
PROXY STATEMENT FOR 2008 ANNUAL MEETING
IMPORTANT MEETING AND VOTING INFORMATION
CORPORATE GOVERNANCE
PROPOSAL #1: ELECTION OF DIRECTORS
Nominees for Election to the Board
Continuing Directors Until 2009 Meeting
Continuing Directors Until 2010 Meeting
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED DIRECTOR NOMINEES
PROPOSAL #2: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE MANAGEMENT INFORMATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTION EXERCISES AND STOCK VESTED
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
GENERAL INFORMATION

PINNACLE FINANCIAL PARTNERS, INC.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(615) 744-3700
March 14, 2008
Dear Shareholder:
          You are cordially invited to attend our annual meeting of shareholders, which will be held at Pinnacle Financial Partners’ main office located at 211 Commerce Street, Nashville, Tennessee 37201, on Tuesday, April 15, 2008, at 11:00 a.m., CDT. I sincerely hope that you will be able to attend the meeting and I look forward to seeing you.
          The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations for the year ended December 31, 2007 and the first quarter of 2008, as well as our plans for the future. Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters proposed to be acted upon at the meeting.
          A copy of our annual report, which contains information on our operations and financial performance as well as our audited financial statements, is also included with this proxy statement.
          Please take this opportunity to become involved in the affairs of Pinnacle Financial Partners, Inc. Whether or not you expect to be present at the meeting, please mark, date, and sign the enclosed proxy card, and return it to us in the envelope provided as soon as possible. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. If you decide later to attend the meeting, you may withdraw your proxy at any time and vote your shares in person.

Sincerely,

/s/ M. Terry Turner M. Terry Turner
President and Chief Executive Officer

PINNACLE FINANCIAL PARTNERS, INC.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(615) 744-3700
* * * * * * * *
NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 15, 2008
* * * * * * * * *
     The annual meeting of shareholders of Pinnacle Financial Partners, Inc. (the “Company”) will be held on Tuesday, April 15, 2008, at 11:00 a.m., CDT at our main office located at 211 Commerce Street, Nashville, Tennessee 37201 for the following purposes:
(1)	To elect two persons to serve as Class I directors for a two-year term and six persons to serve as Class II directors for a three-year term;

(2)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

(3)	To transact any other business as may properly come before the meeting or any adjournments of the meeting.
     The Board of Directors has set the close of business on March 1, 2008, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.
     We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting that you mark, date, sign, and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.
     If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised. Should you desire to revoke your proxy, you may do so as provided in the accompanying proxy statement.

By Order of the Board of Directors,

/s/ Hugh M. Queener Hugh M. Queener
Corporate Secretary
Nashville, Tennessee
March 14, 2008

PINNACLE FINANCIAL PARTNERS, INC.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(615) 744-3700
* * * * * * * * *
PROXY STATEMENT FOR 2008 ANNUAL MEETING
* * * * * * * * *
     The Board of Directors (the “Board”) of Pinnacle Financial Partners, Inc. (the “Company”) is furnishing this proxy statement in connection with its solicitation of proxies for use at the 2008 Annual Meeting of Shareholders (the “Meeting”) to be held at 11:00 a.m. CDT on Tuesday, April 15, 2008 at our main office located at 211 Commerce Street, Nashville, Tennessee 37201, and at any adjournments of the meeting. The enclosed proxy is solicited by the Board of Directors of the Company.
     The purposes of the Meeting are to elect two Class I directors, six Class II directors, to ratify the appointment of the Company’s independent registered public accounting firm and to transact such other business as may properly be brought before the Meeting or any adjournment thereof.
     The close of business on March 1, 2008 is the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on March 14, 2008.
     As of the close of business on the record date, the Company had 90,000,000 shares of common stock, $1.00 par value per share (the “Common Stock”) authorized, of which 22,420,317 shares were issued and outstanding and 10,000,000 shares of preferred stock, no par value (the “Preferred Stock”) authorized, of which no shares were issued and outstanding. Each issued and outstanding share of Common Stock is entitled to one vote on all matters presented at the meeting.
IMPORTANT MEETING AND VOTING INFORMATION
Proxy Voting Procedures
     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted as follows:
•	FOR the election of the director nominees;

•	FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

•	In the best judgment of the persons appointed as proxies as to all other matters properly brought before the Meeting.
     If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted FOR a substitute nominee selected by the Board of Directors.

Pinnacle Financial Partners, Inc.	Page 1

     You can revoke your proxy at any time before it is voted by delivering to Mr. Hugh M. Queener, Corporate Secretary, Pinnacle Financial Partners, Inc., 211 Commerce Street, Suite 300, Nashville, Tennessee 37201, either a written revocation of the proxy or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the Meeting and voting in person.
Shareholder Approval Requirements
     A quorum will be present at the meeting if at least 11,210,159 shares of Common Stock are represented in person or by valid proxy at the Meeting, which is a majority of the Company’s outstanding shares of Common Stock as of the record date. According to Tennessee law and the Company’s Amended and Restated Charter and Bylaws, the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Meeting, whether those shareholders vote “for,” “against” or “abstain” from voting, together with all broker non-votes will be counted for purposes of determining whether a quorum is present.
     Broker Proxies. Proxies that are returned to us where brokers have received instructions to vote on one or more proposals but do not vote on other proposal(s) are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum.
     Vote Required to Elect Directors. The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether one or more directors is elected.
     The Company’s Board of Directors has adopted Corporate Governance Guidelines, as described in more detail below, which provide that, should an incumbent director receive more “Withhold Authority” votes than “For” votes, that director shall tender his or her resignation to the Chairman of the Company’s Board of Directors following the shareholder vote. Subsequently, the Company’s Nominating and Corporate Governance Committee shall consider the relevant facts and circumstances, including the factors that may have given rise to the resulting shareholder vote and the service and qualifications of the impacted director(s), and recommend to the Company’s Board of Directors within ninety days of the shareholder vote as to whether to accept or reject the resignation of the impacted director(s). The Company’s Board of Directors shall also consider the relevant facts and circumstances as to whether to accept or reject the Nominating and Corporate Governance Committee’s recommendation. Subsequently, the Company shall describe a full explanation of the above process and the decisions reached in a Form 8-K filing with the Securities and Exchange Commission. Any director who tenders his resignation pursuant to this provision shall not participate in any discussion or recommendation related to the above process.
     Vote Required to Ratify the Appointment of KPMG LLP and Other Matters. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year and any matter other than that enumerated above that properly comes before the Meeting will also be approved if the number of shares of Common Stock voted in favor of the proposal exceeds the number of shares of Common Stock voted against it. A properly executed proxy marked “ABSTAIN” with respect to a proposal will not be voted on that proposal, although it will be counted in determining whether there is a quorum. Therefore, abstaining from voting on the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm and any other proposal that properly comes before the Meeting will have no effect on whether the proposal is approved so long as a quorum is present.

Pinnacle Financial Partners, Inc.	Page 2

Proxy Solicitation
     Although the Company does not currently plan to engage a proxy solicitation firm, the Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of Common Stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.
Shareholder Proposals for Next Year’s Meeting
     In order for shareholder proposals for the 2009 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s 2009 Proxy Statement, all such proposals must be mailed to Hugh M. Queener, Corporate Secretary, Pinnacle Financial Partners, Inc., 211 Commerce Street, Suite 300, Nashville, Tennessee 37201, and must be received no later than the close of business on November 14, 2008. After this date, a shareholder who intends to raise a proposal to be acted upon at the 2009 Annual Meeting of Shareholders, but who does not desire to include the proposal in the Company’s 2009 Proxy Statement, must inform the Company in writing no later than January 28, 2009. If notice is not provided by that date, such notice will be considered untimely and the Board may exclude such proposals from being acted upon at the 2009 Annual Meeting of Shareholders. Further, if the Board elects not to exclude the proposal from consideration at the meeting (although not included in the Proxy Statement), the persons named as proxies in the Company’s proxy for the 2009 Annual Meeting of Shareholders may exercise their discretionary authority to act upon any such proposal.
CORPORATE GOVERNANCE
     The Company has developed sound corporate governance principles which it believes are essential to running the Company’s business efficiently and to maintaining the Company’s integrity in the marketplace.
Corporate Governance Guidelines
     The Company’s Board has established a set of Corporate Governance Guidelines which are set forth in Appendix A of this Proxy Statement. These guidelines address such matters as director qualifications, director nominations, board composition, director meetings, board committees and other matters. The Board believes such guidelines to be appropriate for the Company in its effort to maintain “best practices” as to corporate governance. You may also access a copy of the Company’s Corporate Governance Guidelines on the “Corporate Governance” section of the Company’s website at www.pnfp.com.
Director Independence
     The Board has determined that each of the following directors is an “independent director” within the meaning of NASDAQ Marketplace Rule 4200(a)(15) :

Harold Gordon Bone;	Gregory L. Burns;
Colleen Conway-Welch;	James C. Cope;
William H. Huddleston, IV;	Clay T. Jackson;
Hal N. Pennington;	Dale W. Polley;
Dr. Wayne J. Riley;	James L. Shaub, II; and
Reese L. Smith, III.
     The Board also determined that Ms. Sue G. Atkinson did not meet the definition of an “independent director” within the meaning of NASDAQ Marketplace Rule 4200(a)(15) due to the relationship the Company has with her public relations firm and the services her firm provides the Company on an ongoing basis.

Pinnacle Financial Partners, Inc.	Page 3

     When considering the independence of Mr. Jackson, the Nominating and Corporate Governance Committee of the Board considered those transactions described below under “Certain Relationships and Related Transactions.” When considering the independence of Mr. Cope, the Nominating and Corporate Governance Committee and the Board of Directors considered the services provided to the Company by the law firm of which Mr. Cope is a partner. When considering the independence of Mr. Huddleston, the Nominating and Corporate Governance Committee and the Board of Directors considered the engineering work performed for the Company by the engineering firm of which Mr. Huddleston is the President.
     During 2007, the independent directors held two meetings at which only independent directors were present. For both of the meetings, the independent directors elected Dale W. Polley to be the chairperson for the meeting. For 2008, the independent directors have determined that the chairman of the Company’s Nominating and Corporate Governance Committee, Hal N. Pennington, will serve as lead independent director and preside as chairman at such meetings.
Director Qualifications
     The Company’s Corporate Governance Guidelines contain certain criteria that apply to nominees for a position on the Company’s Board. The Company’s Board and its Nominating and Corporate Governance Committee have also adopted procedures for the evaluation of director candidates (the “Nominee Procedures”) that contain certain minimum qualifications for candidates, including those identified by the Company’s shareholders. The Company’s Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will annually review with the Board the composition of the Board as a whole and will consider with the Board the current composition of the Board in an effort to ensure that the members of the Board have a diversity of age, skills and experience in the context of the needs of the Board.
     The Nominee Procedures provide that the Nominating and Corporate Governance Committee may consider whatever factors it deems appropriate in its assessment of a candidate for board membership and that candidates nominated to serve as directors will, at a minimum, in the Committee’s judgment:
•	be able to represent the interests of the Company and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

•	meet the minimum qualifications for directors set forth in the Corporate Governance Guidelines and fulfill the needs of the Board at that time in terms of age, diversity, experience and expertise; and

•	possess the background and demonstrated ability to contribute to the performance by the Board of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership.
     In addition to these minimum qualifications, the Nominating and Corporate Governance Committee may also consider whether the candidate:
•	is of the highest ethical character and shares the core values of the Company as reflected in the Company’s Corporate Governance Guidelines and the Company’s Code of Conduct;

•	has a reputation, both personal and professional, consistent with the image and reputation of the Company;

•	is highly accomplished in the candidate’s field;

•	has expertise and experience that would complement the expertise and experience of other members of the Board;

•	has the ability to exercise sound business judgment; and

Pinnacle Financial Partners, Inc.	Page 4

•	is “independent” as such term is defined by the NASDAQ Marketplace rules and the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Service Limitations for other Public Company Boards of Directors
     The Company’s Corporate Governance Guidelines limit the number of public company boards of directors on which the Company’s directors may serve. Generally, non-employee directors may serve on the Company’s board of directors and no more than three other public company boards, unless the non-employee director is the chief executive officer of a public company, in which case the limitation is reduced to two other public company boards. Employee directors are limited to the Company’s board of directors plus two other public company boards.
Stock Ownership Guidelines
     All of the Company’s directors are encouraged to maintain a meaningful personal ownership of Common Stock in excess of minimum guidelines established by the Nominating and Corporate Governance Committee. Generally, the guidelines require that directors own shares with a value of approximately three times the average annual compensation paid a board member, provided that until such level is reached, the minimum level may be satisfied by the retention of ownership of all restricted shares granted that have vested, if any. All of the Company’s directors are in compliance with the minimum guidelines.
Process for Identifying Candidates
     The Nominating and Corporate Governance Committee seeks to identify potential candidates for membership on the Company’s Board through conversations with members of the Board, senior management and other members of the community served by the Company.
     The Nominating and Corporate Governance Committee also considers nominees proposed by the Company’s shareholders in accordance with the provisions contained in the Company’s Bylaws. The Nominating and Corporate Governance Committee considers candidates recommended by the Company’s shareholders within the context of the criteria and procedures described in the Nominee Procedures and under the “Director Qualifications” and “Evaluation of Candidate” sections of this proxy statement. Under the Company’s Bylaws, any shareholder may nominate a person for election to the Company’s Board at the Meeting, provided that the nomination is received by the Secretary of the Company no later than March 16, 2008. Each nomination submitted in this manner shall include the name and address of the nominee(s) and all other information with respect to the nominee as required to be disclosed in the proxy statement for the election of directors under applicable rules of the Securities and Exchange Commission, including the nominee’s consent to being named as a nominee and to serving as a director, if elected. Additionally, the nominating shareholder must provide his or her name and address as it appears in the stock records of the Company and the number of shares of Common Stock beneficially owned by the shareholder.
Evaluation of Candidates
     The Nominating and Corporate Governance Committee will consider all candidates nominated through the processes described above. The chair of the Nominating and Corporate Governance Committee will preliminarily assess a candidate’s qualifications and suitability, working with staff support and seeking input from the Board, and report such assessment as promptly as practicable to the Nominating and Corporate Governance Committee members. When feasible, the chair of the Nominating and Corporate Governance Committee will interview candidates whom the chair believes are likely to meet the criteria for board membership as part of the preliminary assessment process. The report may be made to the Nominating and

Pinnacle Financial Partners, Inc.	Page 5

Corporate Governance Committee at a meeting of the committee or informally to each committee member between meetings.
     If it is the consensus of the Nominating and Corporate Governance Committee that a candidate is likely to meet the criteria for Board membership, the chair of the Nominating and Corporate Governance Committee will advise the candidate of the committee’s preliminary interest and, if the candidate expresses sufficient interest, with the assistance of the Company’s corporate secretary’s office, will arrange interviews of the candidate with one or more members of the Nominating and Corporate Governance Committee and senior management of the Company, and request such additional information from the candidate as the committee deems appropriate. The Nominating and Corporate Governance Committee of the Company will consider the candidate’s qualifications, including the individual’s background, skills and abilities, and whether such characteristics are consistent with the Company’s Corporate Governance Guidelines and the qualifications set forth in the Nominee Procedures and whether the candidate’s qualifications and characteristics fulfill the needs of the Board at that time. The Nominating and Corporate Governance Committee will then confer and reach a collective assessment as to the qualifications and suitability of the candidate for membership on the Company’s Board. On the basis of its assessment, the Nominating and Corporate Governance Committee will formally consider whether to recommend the candidate’s nomination for election to the Board.
Code of Conduct
     The Company has a code of conduct that applies to the Company’s associates and directors. The purpose of the code of conduct is to, among other things, provide written standards that are reasonably designed to deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code of conduct; and accountability for adherence to the code of conduct. Each director and associate is required to read and certify annually that he or she has read, understands and will comply with the code of conduct.
     Under the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s related rules, the Company is required to disclose whether it has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company’s chief executive officer and senior financial officers are bound by the Company’s code of conduct which contains provisions consistent with the Securities and Exchange Commission’s description of a code of ethics.
     A copy of the Company’s code of conduct can be obtained from the “Corporate Governance” section of the Company’s website at www.pnfp.com. The Company intends to disclose any legally required amendments to, or waivers from, the code of conduct with respect to its directors and officers in accordance with the rules and regulations of the Securities and Exchange Commission and the NASDAQ Stock Market. If such disclosure is made on the Company’s website it will be located in the “Investor Relations” section of the Company’s website at www.pnfp.com.
Communications with Members of the Board
     The Company’s Board has established procedures for the Company’s shareholders to communicate with members of the Board. Shareholders may communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board, by writing to a director c/o Pinnacle Financial Partners, Inc., 211 Commerce Street, Suite 300, Nashville, Tennessee 37201.

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Board Member Attendance at Annual Meeting
     The Company encourages each member of the Board to attend the Annual Meeting of Shareholders. All of the Company’s directors who served on the Board at that time attended the 2007 Annual Meeting of Shareholders except Mrs. Conway-Welch and Mr. Burns.
PROPOSAL #1: ELECTION OF DIRECTORS
     The Company’s Bylaws provide that the Board shall consist of not less than five (5) nor more than twenty-five (25) directors, and shall be divided into three classes, each class to be as nearly equal in number as practicable.
     Pursuant to the terms of the merger agreement between the Company and Mid-America Bancshares, Inc., a Tennessee corporation (“Mid-America”), the Company increased the size of the Board and appointed three of Mid-America’s directors to the Board upon the closing of the merger. Effective November 30, 2007, the closing date of the merger, Harold Gordon Bone, David Major and Gary L. Scott were elected to the Company’s Board. Mr. Major has been appointed as a Class II director while Mr. Bone and Mr. Scott have each been appointed as Class I directors. Messrs. Bone, Major and Scott were each recommended to the Nominating and Corporate Governance Committee by the board of directors of Mid-America.
     On December 18, 2007, Dr. Wayne J. Riley was elected by the Board of Directors as a Class II director after being recommended to the Board by the Nominating and Corporate Governance Committee. Dr. Riley was recommended to the Nominating and Corporate Governance Committee for consideration based on input from several of the independent board members.
     Messrs. Bone, Major, Riley and Scott have been recommended to the Board for nomination by the Nominating and Corporate Governance Committee and nominated by the Board to serve as directors in the classes identified below. If elected, Messrs. Scott and Bone will serve until the Company’s 2010 annual meeting of shareholders and until their successors are duly elected and qualified and Messrs. Major and Riley will serve until the Company’s 2011 annual meeting of shareholders and until their successors are duly elected and qualified.
     The terms for four (4) of the Company’s incumbent Class II directors expire at the 2008 Annual Meeting. These directors are James C. Cope, William H. Huddleston, IV, Robert A. McCabe, Jr., and Hal N. Pennington. The nomination of directors Cope, Huddleston, McCabe and Pennington for their re-election to another three-year term has been recommended by the Nominating and Corporate Governance Committee and approved by the Board. The Nominating and Corporate Governance Committee has determined that Messrs. Cope, Huddleston and Pennington qualify as independent under the NASDAQ Marketplace rules requiring that a majority of the Board meet required independence criteria. There are five (5) directors whose terms expire at the 2009 annual meeting and six (6) other directors whose terms expire at the 2010 annual meeting. In each case, directors are elected until their respective successors are duly elected and qualified. At each annual meeting, one class of directors is elected for a three-year term.
     Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees as listed. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unavailable, if such an event should occur, it is intended that such shares will be voted for substitute nominee(s) as selected by the Board.
     All of the Company’s directors also currently serve as directors of the Company’s wholly-owned subsidiary, Pinnacle National Bank (the “Bank”), Nashville, Tennessee.

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     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED DIRECTOR NOMINEES.
Nominees for Election to the Board
Class I Directors:

Harold Gordon Bone (66)	Director since November 30, 2007
Term to expire 2010
Mr. Bone is a graduate of Cumberland University and the University of Tennessee. He also graduated from the University of Virginia’s consumer banking school. Since 1977, Mr. Bone has been a partner and licensed general contractor of B&B Enterprise and is also involved in numerous other business ventures. Mr. Bone served as a director of First Bank and Trust in Mt. Juliet, Tennessee until its 2000 merger with a large regional bank holding company. Since 1984, Mr. Bone has served on the board of Middle Tennessee Electric Cooperative where he currently serves as chairman. Mr. Bone is also a vice-president of Community Progress Committee, Inc., a not for profit entity focusing on healthcare and education issues. A lifetime member of the First Presbyterian Church in Lebanon, Tennessee, Mr. Bone has served as elder, deacon and trustee. Mr. Bone also serves on the Board of the Lebanon, Tennessee Breakfast Rotary Club, the Youth Emergency Shelter of Middle Tennessee and as a Director of the Crohn’s and Colitis Foundation of America – Tennessee Chapter.
Prior to our acquisition of Mid-America on November 30, 2007, Mr. Bone served as a director of Mid-America’s subsidiary, Bank of the South, from 2001 and as a director of Mid-America from 2006.

Gary L. Scott (61)	Director since November 30, 2007
Term to expire 2010
Mr. Scott began his banking career in 1971 eventually serving as Chairman and CEO of Cheatham State Bank and CSB Corporation until 1998. He served several terms on the Board of the Tennessee Bankers Association and on the ABA’s Community Bankers Council. He is a past President of the Cheatham County Chamber of Commerce and is currently a Director and Treasurer of Leadership Middle Tennessee. He has served on the boards of numerous civic organizations. He recently received the Leader of Business Excellence award from the Tennessee Bankers Association.
Prior to our acquisition of Mid-America on November 30, 2007, Mr. Scott served as CEO and Chairman of the Board of Mid-America’s subsidiary, PrimeTrust Bank, from 2001 and as CEO and Chairman of the Board of Mid-America from 2006. He currently serves as Area Chairman for the Company’s operations in Dickson and Cheatham Counties.
Class II Directors:

James C. Cope (58)	Director since March 15, 2006
Term to expire 2011
Mr. Cope is a member in the law firm of Cope, Hudson, Scarlett, Reed & McCreary PLLC in Murfreesboro, Tennessee and has practiced law continuously in Murfreesboro, Tennessee since 1976. Mr. Cope is a graduate of the University of Tennessee and received his Doctor of Jurisprudence

Pinnacle Financial Partners, Inc.	Page 8

degree from Vanderbilt University in 1974. Mr. Cope serves as attorney for Rutherford County, Tennessee, the Middle Tennessee Electric Membership Corporation, the Consolidated Utility District of Rutherford County, the Murfreesboro Housing Authority, the Smyrna/Rutherford County Airport Authority and otherwise engages in a general practice of civil law. He is admitted to practice before the Sixth Circuit and Eleventh Circuit Courts of Federal Appeals and the Supreme Court of the United States of America. He is a member of the American Bar Association and the Tennessee Bar Association. He has served as a hearing officer appointed by the Supreme Court of the State of Tennessee for the Board of Professional Responsibility (1988-1993).He is past President of the Middle Tennessee State University Foundation and the Murfreesboro Rotary Club. He also served on the board and was an initial class member of Leadership Rutherford. In addition, he also served on the board of the YMCA of Rutherford County and participates in the Salvation Army Christian Legal Clinic.
Prior to our acquisition of Cavalry Bancorp, Inc. (“Cavalry”) on March 15, 2006, Mr. Cope served as a director of Cavalry’s subsidiary, Cavalry Banking, from 1992 and as a director of Cavalry from 1998.

William H. Huddleston, IV (44)	Director since March 15, 2006
Term to expire 2011
Mr. Huddleston, a professional engineer and registered land surveyor licensed in the State of Tennessee, has been the President of Huddleston-Steele Engineering, Inc., in Murfreesboro, Tennessee since 1994. Mr. Huddleston currently serves on the Middle Tennessee Medical Center Board of Directors, City of Murfreesboro Construction Board of Adjustments and Appeals and the Webb School Board of Trustees, and was formerly a member of the First United Methodist Church Finance and Special Gifts Committee. He is also a member of the Middle Tennessee State University Foundation Board of Trustees.
Prior to our acquisition of Cavalry on March 15, 2006, Mr. Huddleston had served as a director of Cavalry and Cavalry Banking since 1999.

Robert A. McCabe, Jr. (57)	Director since February 28, 2000
Term to expire 2011
Mr. McCabe began his banking career with the former Park National Bank of Knoxville, Tennessee, as an officer trainee in 1976. From 1976 to 1984, Mr. McCabe held various positions with Park National Bank in Knoxville, including senior vice president, until the acquisition of Park National by First American National Bank in 1985. Mr. McCabe joined First American as an executive vice president of the retail bank of First American National Bank of Nashville, a position he held until 1987 when First American promoted him to president and chief operating officer of the First American Bank of Knoxville. In 1989, Mr. McCabe was given added responsibility by being named president and chief operating officer for First American’s east Tennessee region. Mr. McCabe continued in that position until 1991, when First American selected him as president of First American’s Corporate Banking division, and shortly thereafter, as president of its General Banking division. In 1994, First American appointed Mr. McCabe as a vice chairman of First American Corporation. In March 1999, Mr. McCabe was appointed by First American to manage all banking and non-banking operations, a position he held until First American’s merger with AmSouth Bancorporation in October 1999.
Mr. McCabe also serves as a director of the following registered public companies: Goldleaf Financial Solutions, Inc. of Nashville, Tennessee, where he serves as the chairman of the board, and

Pinnacle Financial Partners, Inc.	Page 9

National Health Investors of Murfreesboro, Tennessee. He is also a director of SSC Services of Knoxville, Tennessee.
Mr. McCabe has been active in various civic organizations within his community, including Leadership Knoxville, Leadership Nashville and Nucleus Knoxville. He is a member of the World President’s Organization, Chief Executives Organization, serves as president-elect for The Ensworth School and is immediate past chairman of Cheekwood Botanical Gardens and Museum of Art. In addition, Mr. McCabe also serves on the board of the Nashville Downtown Partnership, Middle Tennessee Boy Scout Council and the Nashville Symphony.

Hal N. Pennington (70)	Director since February 22, 2006
Term to expire 2011
Mr. Pennington is chairman and chief executive officer of Genesco, Inc. Genesco, a Nashville-based specialty retailer, sells footwear, headwear and accessories in more than 2,000 retail stores in the United States and Canada. Genesco, Inc. is a registered public company whose stock trades on the New York Stock Exchange. Mr. Pennington became a member of Genesco’s board in November 1999, when he was named executive vice president and chief operating officer. He became president of Genesco in 2000, was named chief executive officer in April 2002 and chairman in 2004.
Mr. Pennington received his Bachelor of Science degree in industrial management from Auburn University.
Actively involved in the community, he currently serves on the YMCA Foundation of Middle Tennessee Board of Directors, Nashville Symphony Association Board of Directors, Cheekwood Board of Trustees, United Way of Middle Tennessee Board of Directors, the Executive Committee and Board for the Footwear Distributors and Retailers Association (FDRA) and as a director of the Two/Ten Foundation.  In addition, he has served in a variety of leadership roles with nonprofit organizations, including Leadership Nashville and the Boy Scouts of America, among others.

David Major (59)	Director since November 30, 2007
Term to expire 2010
Mr. Major began his banking career as a bank regulator in 1971 and has since served in numerous positions, including Chief Executive Officer and director of numerous banks and bank holding companies. He presently serves on the board of the Tennessee Bankers Association and is chairman of the TBA’s for-profit subsidiary, Financial Products and Services, Inc. He is past-President of the West Wilson County Chamber of Commerce and Chairman of Prospect, Inc. He has served on the boards of numerous civic organizations. He recently received the Leader in Banking Excellence award from the Tennessee Bankers Association and the Paul Bauman Excellence award from the West Wilson County Chamber of Commerce.
Prior to our acquisition of Mid-America Bancshares, Inc. on November 30, 2007, Mr. Major served as CEO and Chairman of the Board of Mid-America’s subsidiary, Bank of the South, from 2001 and as President and director of Mid-America Bancshares, Inc. from 2006. Mr. Major currently serves as the Company’s Area Chairman for Wilson County.

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Dr. Wayne J. Riley (48)	Director since December 18, 2007
Term to expire 2010
Dr. Riley is the President and CEO of Meharry Medical College in Nashville, Tennessee. Dr. Riley became Meharry’s 10th president in January 2007. Prior to his appointment at Meharry, he was vice president and vice dean for health affairs and governmental relations and associate professor of medicine at Baylor College of Medicine and an adjunct professor of management at Rice University’s Jesse H. Jones Graduate School of Management, both in Houston. At Houston’s Ben Taub General Hospital, Baylor’s primary public hospital teaching affiliate, he was assistant chief of medicine and a practicing academic general internist.
Dr. Riley holds a bachelor’s degree from Yale University, the Master of Public Health (M.P.H.) degree in health systems management from Tulane University and the Doctor of Medicine (M.D.) degree from the Morehouse School of Medicine in Atlanta. In May 2002, he earned a master’s degree from Rice University’s Jesse H. Jones Graduate School of Management’s (JGSM) MBA for Executives program.
     The following directors serve as Class III and continuing Class I directors and, accordingly, their terms will expire at the 2009 and 2010 Annual Meeting of Shareholders, respectively, and when their successors are duly elected and qualified.
Continuing Directors Until 2009 Meeting
Class III Directors:

Ed C. Loughry, Jr. (65)	Director since March 15, 2006
Term to expire 2009
Mr. Loughry is the Vice-Chairman of the Company, a position he has held since March 15, 2006, following the merger between the Company and Cavalry. Mr. Loughry joined Cavalry Banking in 1968 and served as President and Chief Executive Officer of Cavalry Banking from 1982 until its merger with Pinnacle National Bank.  He also served as President and Chief Executive Officer of Cavalry from its inception in 1998 until its merger with the Company. Mr. Loughry has served on the boards of directors of the Rutherford County Chamber of Commerce, United Way, Heart Fund, Federal Home Loan Bank of Cincinnati, the Nashville branch of the Federal Reserve Bank of Atlanta board, the American Bankers Association board and the ABA Bank Pac board. He is past Chairman of the Tennessee Bankers Association. He recently received the Leader in Banking Excellence award from the Tennessee Bankers Association. He is also currently serving on the Middle Tennessee Medical Center board and the Christy-Houston Foundation. He was selected Business Person of the Year in 1993 and Business Legend in 2000 by the Rutherford County Chamber of Commerce.
Mr. Loughry served as a director of Cavalry Banking from 1982 to 2006 and Cavalry from 1998 to 2006.  He was the Chairman of Cavalry’s Board from 1999 to 2006.

Dale W. Polley (58)	Director since February 28, 2000
Term to expire 2009
Mr. Polley retired as a vice chairman and member of the board of directors of First American Corporation and First American National Bank in 2000. In the nine years preceding these positions, Mr. Polley served in various executive management positions at First American, which included

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serving as its president from 1997 to 1999. Before joining First American in 1991, Mr. Polley was group executive vice president and treasurer for C&S/Sovran Corporation, and held various executive positions within Sovran before its merger with C&S. Mr. Polley joined Sovran from Commerce Union Bank of Nashville where he was its executive vice president and chief financial officer.
Mr. Polley serves on the board of directors of O’Charley’s Inc. and HealthStream, Inc., registered public companies, headquartered in Nashville, Tennessee.
Mr. Polley also serves on the boards of the Nashville Sports Council, Gaylord Hotels Music City Bowl, St. Thomas Health Services Foundation (currently Treasurer) and Vanderbilt-Ingram Cancer Center. Additionally, he has formerly served on the boards of directors of the Federal Reserve Bank of Atlanta (Nashville branch), Nashville Area Chamber of Commerce, T.J. Martel Foundation, the American Cancer Society, the American Heart Association, the Pencil Foundation, YMCA, and the United Way, where he served as chairman of the board and chairman of the community’s 1995 fundraising campaign. Mr. Polley has also served as president of the Nashville Club for the University of Kentucky Alumni Association. In 2006, Mr. Polley served as the chairman of the steering committee for the Nashville Sports Council’s hosting of the 2006 SEC Men’s Basketball Tournament, a position he also held in 2001. Mr. Polley is a member of Leadership Nashville, Tennessee Society of Certified Public Accountants and the Financial Executives Institute.

James L. Shaub, II (50)	Director since February 28, 2000
Term to expire 2009
Mr. Shaub is president and chief executive officer of SouthEast Waffles, LLC, a multi-state Waffle House franchise based in Nashville. Mr. Shaub is a graduate of Vanderbilt University where he received a bachelor’s degree in economics. Before his career as a restaurateur, Mr. Shaub was vice president of NationsBank of Tennessee, formerly Commerce Union Bank. He currently serves on the executive committee of the board for the Middle Tennessee YMCA Association, serves as Chairman of the Board of Trustees of Cheekwood Botanical Gardens and Museum of Art and is a member of First Presbyterian Church. Previously he served as a board member of the Cumberland Science Museum and Grassmere Wildlife Park (now the Nashville Zoo) and as president of the Nashville Child Center.

Reese L. Smith, III (59)	Director since February 28, 2000
Term to expire 2009
Mr. Smith is president of Haury & Smith Contractors, Inc., a real estate development and home building firm. He is a native Tennessean, and has operated this business in the Nashville area since his graduation from the University of Tennessee at Martin in 1970. From 1996 to 1999, Mr. Smith served as a board member of First Union National Bank of Nashville, and was a founder and director of Brentwood National Bank from its inception in 1991 to 1996. Mr. Smith serves on the Tennessee State Board for Licensing Contractors. He previously served as a trustee of Brentwood Academy. Currently, Mr. Smith serves as a senior life national director of the National Association of Home Builders and is a trustee of Martin Methodist College and Battle Ground Academy.

M. Terry Turner (52)	Director since February 28, 2000
Term to expire 2009
Mr. Turner is president and chief executive officer of the Company and the Bank. Mr. Turner is a graduate of the Georgia Institute of Technology where he received his bachelor’s degree in Industrial Management in 1976. Following his graduation, Mr. Turner worked for Arthur Andersen & Company

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as a consultant in Atlanta, Georgia, and joined one of his clients, Park National Bank, Knoxville, Tennessee in 1979 where he held various management positions, including senior vice president of that bank’s commercial division. In 1985, Mr. Turner joined First American National Bank, Nashville, Tennessee, as a result of its acquisition of Park National Bank. Mr. Turner served from January 1994 until November 1998 as President of the Retail Bank of First American National Bank. From November 1998 until October 1999, he served as President of the Investment Services Group of First American Corporation. Mr. Turner’s banking career at First American in Nashville covered 14 years, and entailed executive level responsibilities for almost all aspects of its banking and investment operations.
During Mr. Turner’s tenure in Nashville, he has served as chairman of the board of the Nashville Sports Council, chairman of the board of trustees for Brentwood Academy, advisory board chairman for the Salvation Army, vice chairman for the Southern Baptist Foundation, member of the board of trustees of Belmont University, member of the Nashville branch of the Federal Reserve Bank of Atlanta, member of the executive committee of the Nashville Credit Bureau and a member of the board of governors of the Nashville Chamber of Commerce. Mr. Turner continues to serve on the board of Belmont University, the Nashville Sports Council and the board of the Gaylord Hotels Music City Bowl, is an active member in the World President’s Organization and is also a member of numerous local clubs and organizations including Leadership Nashville.
Continuing Directors Until 2010 Meeting
Class I Directors:

Sue G. Atkinson (67)	Director since February 28, 2000
Term to expire 2010
Ms. Atkinson has been chairman of Atkinson Public Relations of Nashville, Tennessee since 1986. Ms. Atkinson was raised in Tennessee and educated at Vanderbilt University, Nashville, Tennessee, where she received a bachelor’s degree. She began her professional career as director of development for Nashville Public Television in 1971, serving until 1979. In 1979, she joined Holder Kennedy Public Relations of Nashville, and was president of that firm until founding her own public relations firm in 1986. In the area of public relations, Ms. Atkinson worked with First American Corporation from 1991 until 2000 (the year the Company was founded), and with Commerce Union/Sovran Bank/C&S Sovran from 1986 to 1991. Ms. Atkinson currently serves on the Board of Directors of the PENCIL Foundation, the Gaylord Hotels Music City Bowl, is chairman of the Centennial Medical Center Board and a member of the Tennessee Higher Education Commission. Ms. Atkinson formerly served on the Board of Directors of the Nashville Area Chamber of Commerce, the Metropolitan Nashville Convention Commission, the Nashville Symphony Association, Children’s Hospital of Vanderbilt University and Leadership Nashville. She has also served on the board of trustees of the Alumni Association of Vanderbilt University.

Gregory L. Burns (52)	Director since June 17, 2001
Term to expire 2010
Mr. Burns serves as chairman of the board and chief executive officer for O’Charley’s Inc., a registered public company, headquartered in Nashville, Tennessee. Mr. Burns joined O’Charley’s in 1983 as controller, and later held the positions of executive vice president, chief financial officer and president. Prior to joining O’Charley’s, he served as chief financial officer for the Nashville Banner Publishing Company and a senior accountant for Price Waterhouse. Mr. Burns recently served as chairman of the board of directors for Nashville Sports Council and is a board member for Vanderbilt

Pinnacle Financial Partners, Inc.	Page 13

Ingram Cancer Center, Second Harvest Food Bank, Boy Scouts of America of the Middle Tennessee Council and the University of Kentucky Business Partnership Foundation. Other civic activities have included serving as chair and board member of the American Cancer Society, as a board member of the Nashville Ballet, the Gaylord Hotels Music City Bowl, and the Nashville Symphony, as well as serving as a member of the Mayor of Nashville’s Tourism Working Group as a part of his involvement with the Chamber of Commerce. Mr. Burns was also inducted into the University of Kentucky Gatton College of Business and Economics Alumni Hall of Fame in 2000.

Colleen Conway-Welch (63)	Director since February 28, 2000
Term to expire 2010
Dr. Conway-Welch is the dean and holds responsibilities as the chief executive officer of the Vanderbilt University School of Nursing, Nashville, Tennessee, a position she has held since 1984. Because of her international stature as a voice for the nursing profession, Dr. Conway-Welch has been previously called on to serve on President Reagan’s 1988 Commission on HIV and the 1998 Congressional National Bipartisan Commission on the Future of Medicare, the 2002 Advisory Council to Secretary Thompson on Public Health Preparedness and the DHHS Center for Medicare and Medicaid’s Advisory Committee for Medicare Coverage, is an elected member of the Institute of Medicine of the National Academy of Science, and in 2007, was appointed by President Bush to the Board of Regents of the Uniformed Services University of the Health Sciences.
Her professional activities include serving as a member of the board of directors of the following registered public companies; Ardent Health Systems and RehabCare Group. Formerly, she served on the board of directors of First Union Bank of Tennessee.
In her community role, she has served on and chaired the Board of Directors for the Nashville Symphony, chaired the “Report Card” Committee on Nashville Schools for the Nashville Area Chamber of Commerce and is a member of the Nashville Downtown Rotary.  She also chaired the Middle Tennessee United Way annual campaign in 1999.

Clay T. Jackson (53)	Director since February 28, 2000
Term to expire 2010
Mr. Jackson is Senior Vice President, Regional Agency Manager, Tennessee for BB&T – Cooper, Love, Jackson, Thornton & Howell. Mr. Jackson is a native of Nashville and began his insurance career with Cooper, Love and Jackson in 1976. Prior to the 2003 merger with BB&T, he was the president and a principal of Cooper, Love & Jackson, Inc. and had served in this capacity since 1989. Currently, Mr. Jackson serves on the Board of Governors of the Nashville Area Chamber of Commerce, Montgomery Bell Academy, the Government Affairs Committee of the Independent Insurance Agents and Brokers of America and the Nashville Symphony. He is a member of the Partnership 2010 Committee for the Nashville Area Chamber of Commerce. He is also active with the Rotary Club and is Chairman of the Cultural and Natural Resources Committee of the City of Forest Hills. He served in various leadership roles with Insurors of Tennessee. He served as past chairman of USF&G’s National Agency Council, a member of USF&G’s Board of Directors and the Alumni Board of Washington & Lee University.

Pinnacle Financial Partners, Inc.	Page 14

Meetings and Committees of the Board
     During the fiscal year ended December 31, 2007, the Board of Directors of the Company held nine meetings. The Company’s governance guidelines require all incumbent directors to attend at least 75% of the total number of meetings of the Company’s Board and committees of the Board on which he or she serves in the year prior to their election in order for the Nomination and Corporate Governance Committee to renominate them to their Board seat. All incumbent directors attended at least 75% of the total number of meetings of the Company’s Board and committees of the Board on which he or she served during the time period when the director was a member of the Board in 2007.
     In accordance with the Company’s Corporate Governance Guidelines, the Company’s Board has established the committees described below. The members of each committee are the same for the Company and the Bank and are as identified below.
EXECUTIVE COMMITTEE. The members of the Executive Committee are M. Terry Turner, Robert A. McCabe, Jr., Gregory L. Burns, Dale W. Polley, Clay T. Jackson; Hal N. Pennington and Ed C. Loughry, Jr. Under the Company’s Bylaws, the Executive Committee may exercise all authority of the Board in the intervals between Board meetings, except for certain matters. The Executive Committee recommends to the Board all major policies and procedures pertaining to loan policy. Additionally, the Executive Committee has overall responsibility for asset liability management strategy of the Company and the Bank. The Executive Committee held twelve meetings in 2007.
AUDIT COMMITTEE. The Company has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of the Audit Committee are Dale W. Polley, William H. Huddleston, IV, Clay T. Jackson, James L. Shaub, II and Dr. Wayne J. Riley. The Audit Committee’s responsibilities are set forth in a written charter that has been adopted by the Board, a copy of which is attached hereto as Appendix B and which is also available on the “Corporate Governance” section of the Company’s website at www.pnfp.com. The Audit Committee’s charter provides that the Audit Committee shall consist of at least three members, all of whom shall be “independent”. Members of the Audit Committee shall be considered independent if they have no relationship to the Company, other than that permitted under the NASDAQ Marketplace rules, if such relationship could interfere with the exercise of their independence from management and the Company. All members of the Audit Committee are independent within the NASDAQ Marketplace rules including, Rule 10A-3 promulgated under the Exchange Act. The Audit Committee charter also provides that the members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and statement of cash flows. The Company believes that the members of the Audit Committee meet these requirements. Additionally, the rules and the regulations of the Securities and Exchange Commission require the Company to disclose whether it has an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission. The Company’s Board has determined that Dale W. Polley is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission and that he is “independent” as defined by the rules and regulations of the Securities and Exchange Commission. The primary functions of the Audit Committee consist of:
•	Ensuring that the affairs of the Company are subject to effective internal and external independent audits and control procedures;

Pinnacle Financial Partners, Inc.	Page 15

•	Approving the selection of internal and external independent auditors annually;

•	Reviewing all Forms 10-K and Forms 10-Q, prior to their filing with the Securities and Exchange Commission, and reviewing the corresponding Chief Executive Officer and Chief Financial Officer certifications of these reports; and

•	Preparing an annual report for inclusion in the Company’s proxy statement disclosing that the Committee has discussed the annual audited financial statements with management and the Company’s independent registered public accountants and, based on these discussions, recommended whether such financial statements should be included in the Company’s annual report filed with the SEC.
Company management, internal and external auditors, independent loan reviewers, compliance consultants and the Company’s outside counsel may attend each meeting or portions thereof as required by the Audit Committee. The Audit Committee held eight meetings in 2007.
COMMUNITY AFFAIRS COMMITTEE. The members of the Community Affairs Committee are Sue G. Atkinson, Colleen Conway-Welch, William H. Huddleston, IV, Clay T. Jackson, Ed C. Loughry, Jr., Robert A. McCabe, Jr., and Gary L. Scott. The Community Affairs Committee evaluates overall community relations including public affairs and advertising. The Community Affairs Committee establishes the Bank’s community development program, and assesses and works to ensure compliance with the Community Reinvestment Act, fair lending laws, and the Home Mortgage Disclosure Act. Additionally, this committee oversees the Bank’s corporate contribution program. The Community Affairs Committee held four meetings in 2007.
HUMAN RESOURCES AND COMPENSATION COMMITTEE. The members of the Human Resources and Compensation Committee are Gregory L. Burns, Harold Gordon Bone, James L. Shaub, II and Reese L. Smith, III. The Human Resources and Compensation Committee’s responsibilities are set forth in a written charter which has been approved by the Board. A copy of this charter is attached hereto as Appendix C and is also available on the “Corporate Governance” section of the Company’s website at www.pnfp.com.
The Human Resources and Compensation Committee’s charter provides that the Human Resources and Compensation Committee shall consist of at least three members, all of whom shall be “independent” within the meaning of the NASD’s listing standards. Members of the Human Resources and Compensation Committee shall be considered independent if they have no relationship to the Company, other than that permitted under the NASDA Q Marketplace rules, if such relationship could interfere with the exercise of their independence from management and the Company. All members of the Human Resources and Compensation Committee are independent within the meaning of the NASDAQ Marketplace rules.
The Human Resources and Compensation Committee establishes or approves all policies and procedures related to the human resources function of the Company and the Bank including employee compensation, incentive programs, the Company’s 401(k) plan and employee stock incentive plans. Additionally, this committee evaluates and establishes the compensation of the Company’s five most highly compensated executive officers, including the Chief Executive Officer and Chief Financial Officer. The Human Resources and Compensation Committee also reviews the compensation of the other members of the Company’s Leadership Team and establishes the compensation for the directors. The Human Resources and Compensation Committee receives recommendations from the Chief Executive Officer

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and the senior human resources officer in connection with the determination concerning executive compensation. Additionally and with respect to the Named Executive Officers (as defined below), the Human Resources and Compensation Committee has also engaged Mercer (US) Inc. (“Mercer”) to provide additional assistance in these matters, including peer group analysis, compensation structure and other assistance. The Human Resources and Compensation Committee also approves the Company’s annual compensation discussion and analysis included in this proxy statement. The Human Resources and Compensation Committee held five meetings in 2007.
Compensation decisions for the Company’s Named Executive Officers are made by the Human Resources and Compensation Committee. Since 2006, the Human Resources and Compensation Committee has retained Mercer to provide information, analyses, and advice regarding executive and director compensation. The Mercer consultant who performs these services reports directly to the Human Resources and Compensation Committee chair. The Human Resources and Compensation Committee has established procedures that it considers adequate to ensure that Mercer’s advice to the Human Resources and Compensation Committee remains objective and is not influenced by the Company’s management. These procedures include: a direct reporting relationship of the Mercer consultant to the Human Resources and Compensation Committee; provisions in the Human Resources and Compensation Committee’s engagement letter with Mercer specifying the information, data, and recommendations that can and cannot be shared with management; an annual update to the Human Resources and Compensation Committee on Mercer’s financial relationship with the Company, including a summary of the work performed for the Human Resources and Compensation Committee during the preceding 12 months; and written assurances from Mercer that, within the Mercer organization, the Mercer consultant who performs services for the Human Resources and Compensation Committee has a reporting relationship and compensation determined separately from any other Mercer line of business. Mercer also assists the Human Resources and Compensation Committee in establishing compensation for the independent directors of the Board.
The agenda for meetings of the Human Resources and Compensation Committee is determined by its Chairman with the assistance of the Company’s Chief Executive Officer, Chief Financial Officer and Chief People Officer. Human Resources and Compensation Committee meetings are regularly attended by the Chief Executive Officer, the Chief Financial Officer and the Chief People Officer. At certain meetings in 2007, the Human Resources and Compensation Committee met in executive session. The Human Resources and Compensation Committee’s Chairman reports the Committee’s recommendations on executive compensation to the Board of Directors. Independent advisors and the Company’s human resources department support the Human Resources and Compensation Committee in its duties and, along with the Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Human Resources and Compensation Committee has authority under the Human Resources and Compensation Committee Charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Human Resources and Compensation Committee reviews the total fees paid to outside compensation consultants by the Company to ensure that the consultant maintains its objectivity and independence when rendering advice to the committee.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE: The members of the Nominating and Corporate Governance Committee are Hal N. Pennington, Harold Gordon Bone, Colleen Conway-Welch, James C. Cope and Dr. Wayne J. Riley. The Nominating and

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Corporate Governance Committee’s responsibilities are set forth in a written charter which has been approved by the Board. A copy of this charter is attached hereto as Appendix D and is also available on the “Corporate Governance” section of the Company’s website at www.pnfp.com.
The Nominating and Corporate Governance Committee’s charter provides that the Nominating and Corporate Governance Committee shall consist of at least three members, all of whom shall be “independent” within the meaning of the NASDAQ Marketplace rules. Members of the Nominating and Corporate Governance Committee shall be considered independent if they have no relationship to the Company, other than that permitted under the NASDAQ Marketplace rules, if such relationship could interfere with the exercise of their independence from management and the Company. All members of the Nominating and Corporate Governance Committee are independent within the meaning of the NASDAQ Marketplace rules.
The Nominating and Corporate Governance Committee is also responsible for recommending individuals to the Board for nomination to fill expired or otherwise vacant seats on the Board. As discussed above, the Nominating and Corporate Governance Committee and the Board have established the Nominee Procedures the committee shall follow in evaluating director candidates, including candidates submitted by the Company’s shareholders. The Nominating and Corporate Governance Committee recommends nominees to the Board for approval and election for inclusion in the proxy statement. The Nominating and Corporate Governance Committee held three meetings in 2007.
Director Compensation
     For 2007, non-employee directors received $1,100 for each board meeting attended and $900 for each committee meeting attended. In addition, each committee chairperson received a quarterly fee as follows: Audit Committee – $2,500 per quarter; Community Affairs Committee – $1,250 per quarter; Nominating and Corporate Governance Committee – $1,500 per quarter; and Human Resources, and Compensation Committee – $1,875 per quarter. Additionally, each non-employee director, other than Mr. Bone, and Dr. Riley, received as a retainer a restricted stock award of 323 shares of Company Common Stock with a value of approximately $10,000 as of the date of the award. The restrictions on these shares lapsed on the one year anniversary date of the award as all directors to whom awards were granted attended at least 75% of their assigned board and committee meetings in 2007.
     For 2008, the Human Resources and Nominating Committee has recommended to the Board that the Board adopt the following matters related to director compensation for the period from March 1, 2008 thru February 29, 2009. The Board will consider these matters at its regularly scheduled meeting on March 25, 2008. Subject to Board approval, for 2008, non-employee directors will receive a $10,000 annual cash retainer payable in quarterly installments and $1,500 for each board and committee meeting attended. In addition, each committee chairperson will receive a quarterly fee as follows: Audit Committee – $2,500 per quarter; Community Affairs Committee – $1,250 per quarter; Nominating and Corporate Governance Committee – $1,500 per quarter; and Human Resources, and Compensation Committee – $1,875 per quarter. Additionally, each non-employee director will receive as a retainer a restricted stock award of Company Common Stock with a value of approximately $20,000 as of the date of the award. The restrictions on these shares will lapse on the one year anniversary date of the award should the director attend at least 75% of their assigned board and committee meetings in 2007. Should the director attend at least 50% of the assigned meetings but less than 75%, then restrictions will lapse on 200 shares with the remaining share awards cancelled. Should the director attend less than 50% of the assigned meetings, no restrictions will lapse and all share awards will be cancelled.

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     Directors of the Company who are employees of the Company and/or the Bank receive no additional compensation for being a director of the Company or the Bank or for serving on a committee of the Board. Additionally, directors do not receive separate compensation for serving on the Bank’s Board.
     The following table sets forth the compensation of the Company’s directors for services rendered during 2007:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(k)
					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or	Stock		Non-Equity	Deferred
	Paid in	Awards (2)	Option	Incentive Plan	Compensation	All Other
Name	Cash (1)	(3)	Awards (4)	Compensation	Earnings	Compensation	Total
Sue G. Atkinson	$27,824	$10,010	—	—	—	—	$37,834
Harold Gordon Bone (5)	$1,100	—	—	—	—	—	$1,100
Gregory L. Burns	$42,349	$10,010	—	—	—	—	$52,359
Colleen Conway-Welch	$31,324	$10,010	—	—	—	—	$41,334
James C. Cope	$27,949	$10,010	—	—	—	—	$37,959
William H. Huddleston, IV	$34,249	$10,010	—	—	—	—	$44,259
Clay T. Jackson	$45,149	$10,010	—	—	—	—	$55,159
Ed C. Loughry, Jr. (6)	—	—	—	—	—	—	—
David Major (5)	—	—	—	—	—	—	—
Robert A. McCabe, Jr.	—	—	—	—	—	—	—
Hal N. Pennington	$38,574	$10,010	—	—	—	—	$48,584
Dale W. Polley	$51,424	$10,010	—	—	—	—	$61,434
Wayne J. Riley (5)	—	—	—	—	—	—	—
Gary L. Scott (5)	—	—	—	—	—	—	—
James L. Shaub, II	$32,449	$10,010	—	—	—	—	$42,459
Reese L. Smith, III	$28,574	$10,010	—	—	—	—	$38,584
M. Terry Turner	—	—	—	—	—	—	—

(1)	Messrs. McCabe, Turner, Major, Scott and Loughry were employees of the Company and, thus, did not receive any compensation for serving as a director in 2007. On December 31, 2007, Mr. Loughry retired as an employee of the Company. He will be compensated as a director beginning in 2008.

(2)	All non-employee directors were awarded a restricted share award in 2007 of 323 shares of Company common stock. The restrictions on these shares lapsed based on meeting minimum meeting attendance requirements for each director. At December 31, 2007, the Company’s directors denoted in the table below held the following restricted shares of the Company’s Common Stock. During 2007, each director met the attendance requirements and all restrictions were released from these shares on February 28, 2008.

Number of Restricted
Name	Shares
Sue G. Atkinson	323
Gregory L. Burns	323
Colleen Conway-Welch	323
James C. Cope	323
William H. Huddleston, IV	323
Clay T. Jackson	323
Hal N. Pennington	323
Dale W. Polley	323
James L. Shaub, II	323
Reese L. Smith, III	323

(3)	The amounts in the column captioned “Stock Awards” reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) of awards pursuant to the Company’s equity incentive plans and thus may include amounts from awards granted in and prior to 2007. For a

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description of the assumptions used by the Company in valuing these awards for the fiscal year ended December 31, 2007 please see “Note 15. Stock Option Plan and Restricted Shares” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission on March 7, 2008.

(4)	At December 31, 2007, the Company’s non-employee directors held no options to purchase any shares of the Company’s Common Stock.

(5)	Messrs. Bone, Major and Scott were elected to the Board on November 30, 2007. Dr. Riley was elected to the Board on December 18, 2007 to be effective January 1, 2008. The Company filed Forms 8-K with the Securities and Exchange Commission on December 4, 2007 and December 11, 2007 concerning these matters.

(6)	On January 18, 2008, the Human Resources and Compensation Committee approved an amendment to option grants made to Mr. Loughry on March 15, 2006 and January 19, 2007. These amendments extend the time in which Mr. Loughry must exercise his options following his December 31, 2007 retirement as an employee and allow for the continued vesting of these options until such time as he ceases to serve as a director of the Company.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE PROPOSED DIRECTOR NOMINEES
* * * * *
PROPOSAL #2: RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Board of Directors of the Company, as recommended and approved by the Audit Committee, is recommending to the shareholders the ratification of the appointment of the accounting firm of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. The firm of KPMG LLP has served as the Company’s auditors since 2002. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders. For a discussion of the fees paid KPMG LLP for the 2007 and 2006 fiscal years, see “Independent Registered Public Accounting Firm” below.
     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
* * * * *
EXECUTIVE MANAGEMENT INFORMATION
     The following table shows the name, age, term of service and position of each executive officer of the Company:

		Officer	Officer
Name	Age	Since	Position with Company and Bank
M. Terry Turner	52	2000	President and Chief Executive
Robert A. McCabe, Jr.	57	2000	Chairman of the Board
Hugh M. Queener	52	2000	EVP and Chief Administrative Officer
Harold R. Carpenter, Jr.	49	2000	EVP and Chief Financial Officer
Charles B. McMahan	61	2003	EVP and Senior Credit Officer
     Mr. Turner was employed by First American National Bank serving in various capacities from 1979 to 1999. Mr. Turner served from January 1994 until November 1998 as President of the Retail Bank of First

Pinnacle Financial Partners, Inc.	Page 20

American National Bank. From November 1998 until October 1999, he served as President of the Investment Services Group of First American Corporation.
     Mr. McCabe was employed by First American National Bank serving in various capacities from 1976 to 1999, including being appointed vice chairman of First American Corporation from 1994 to 1999.
     Mr. Queener was employed by AmSouth Bancorporation from 1999 to 2000 serving as an Executive Vice President in the consumer banking group in Nashville. Prior to the merger with AmSouth, Mr. Queener was employed by First American National Bank from 1987 to 1999 serving most recently as executive vice president in charge of retail lending from 1987 to 1999. Prior to his employment at First American, Mr. Queener was employed with The Kirchman Corporation from 1986 to 1987 and served as senior vice president for client service, installations and software development and support.
     Mr. Carpenter was employed by AmSouth Bancorporation from 1999 to 2000 as a senior vice president in the finance group in Nashville, Tennessee. Prior to the merger with AmSouth, Mr. Carpenter was employed by First American Corporation as senior vice president from 1994 to 1999 serving most recently as the financial manager for the Tennessee, Mississippi and Louisiana areas. Mr. Carpenter is a certified public accountant, a member of the American Institute of Certified Public Accountants, and was employed by the national accounting firm, KPMG LLP, from 1982 to 1994.
     Mr. McMahan was employed by AmSouth Bancorporation from 1999 to 2002 as Senior Vice President - State Senior Credit Officer for Tennessee and Louisiana based in Nashville, Tennessee. Prior to the merger with AmSouth, Mr. McMahan was employed in a variety of roles from 1974 to 1999 at First American National Bank in the commercial and consumer lending areas and, ultimately, was promoted to Executive Vice President — Credit Administration. Mr. McMahan is also a certified public accountant.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     The duties and responsibilities of the Human Resources and Compensation Committee (the “Committee”) include, among other things, overseeing the Company’s overall executive compensation philosophy; measuring performance with respect to established goals and objectives; designing the components for all executive compensation; and establishing compensation for the Chief Executive Officer and the other Named Executive Officers. The Committee is composed of four independent directors.
     Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and the Chief Financial Officer during fiscal 2007, as well as the other individuals included in the Summary Compensation Table, are referred to as the “Named Executive Officers.” These individuals are considered the Company’s executive officers for purposes of the applicable rules of the Securities and Exchange Commission (“SEC”). Additionally, the Company has established a Leadership Team which is composed of the Named Executive Officers and other members of senior management of the Company.
     Compensation Philosophy — The attraction and retention of experienced and high-achieving senior executives that can enhance the Company’s performance and shareholder returns is an essential element of the Company’s long term strategy. This strategy has resulted in the Company’s growth from a start up institution to the second largest banking organization in Tennessee in less than eight years, despite intensifying competition for experienced bankers in the Company’s markets. The Committee believes that consistent with the Company’s need to continue to retain executives who can drive high performance by the organization, it should provide significantly above peer overall compensation if the Company’s performance is significantly

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above that of peer financial institutions and the Company’s compensation system is designed to reward executive officers for superior performance. Conversely, overall compensation levels should be reduced if high performance financial and strategic objectives are not met.
     The Committee makes all compensation decisions for the Named Executive Officers, including establishing the framework on how these executives are compensated, and approves recommendations regarding equity awards to all associates, not just the executives, of the Company. The Committee receives recommendations concerning these decisions from the Chief Executive Officer.
     Decisions regarding the non-equity compensation of members of the Leadership Team who are not Named Executive Officers are made by the Chief Executive Officer in consultation with each Leadership Team member’s supervisor. For these officers, the Chief Executive Officer is responsible for establishing the framework on how these individuals are compensated. These decisions, including salary adjustments and annual equity and non-equity incentive plan award amounts, are ultimately presented to the Committee for review and approval. As is the case with the Named Executive Officers, the Committee can exercise its discretion in modifying any recommended adjustments or awards to these individuals.
     Components of Executive Compensation — The Committee has determined that it can accomplish its executive compensation objectives by utilizing three primary elements of executive compensation:
•	Base Salary

•	Annual Cash Incentive; and

•	Long-term Equity Compensation.
     Base Salary - Base salary is designed to provide appropriate levels of compensation to the executive. Salaries for the Company’s executive officers are reviewed annually and are based on:
•	Job scope and responsibilities;

•	Competitive salaries for similar positions at peer institutions; and

•	Other factors, including corporate and individual performance.
     Annual Cash Incentive Plan - All non-commissioned associates of the Company are eligible for participation in the Annual Cash Incentive Plan which for 2007 provided targeted cash incentive plan payments to the participants at various levels. For the Named Executive Officers and certain other Leadership Team members, the targeted annual cash award ranged from 30% to 100% of the officer’s base salary. The Committee is responsible for administering the Annual Cash Incentive Plan. For all participants, the award is based on certain soundness thresholds and an annual earnings per share target. The Company believes that a single plan with the same soundness thresholds and earnings per share targets for both executives and all other associates promotes a strong sense of teamwork within the firm. Furthermore, using a combination of an annual earnings per share target and a longer-term soundness threshold creates balance such that future performance is not sacrificed for the benefit of current period results.
     The Annual Cash Incentive Plan is structured such that the Committee may increase payouts if the Company’s actual performance for the calendar year exceeded pre-established performance targets or decrease or eliminate payouts if performance was less than the pre-established performance targets. Additionally, all participants must meet their individual goals and objectives in their annual performance reviews to receive any payouts under the Annual Cash Incentive Plan. The Chief Executive Officer of the Company also had discretionary authority to increase or decrease any participant’s award, other than a Named Executive Officer, by specified percentages. The Committee has the discretion to adjust goals to reflect unusual circumstances. For example, in 2005 and 2006, the Committee determined that the merger related

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charges associated with the Cavalry acquisition should be excluded for purposes of determining whether the annual earnings per share target was achieved. In 2007, the Committee determined that the merger related charges associated with the Mid-America acquisition as well as the impact of the Company’s denovo expansion into the Knoxville, Tennessee market should also be excluded for purposes of determining whether the 2007 earnings per share target was achieved.
     Long-term Equity Compensation Incentive Plans. In 2004, the Company’s Board adopted, and the Company’s shareholders approved, the Company’s 2004 Equity Incentive Plan, as amended on April 19, 2005, May 17, 2006 and November 27, 2007 (the “2004 Plan”). Under the terms of the 2004 Plan, the Company’s associates are eligible to receive equity-based incentive awards including stock options, stock appreciation awards, restricted shares of the Company’s common stock, restricted stock units, performance shares or units and performance-based cash compensation.
     The Committee believes that equity-based, long-term compensation programs link the interests of senior management, both individually and as a team, to the long-term interests of the Company’s stockholders. In 2007, the Committee granted awards to the Company’s Named Executive Officers and other Leadership Team members, as follows:
•	Stock Options. Named Executive Officers and other Leadership Team members received stock option awards during 2007. All such stock options are ten year options that vest ratably over the five-year period after grant and have value only to the extent that the Company’s common stock price is above the grant price during the exercise period after vesting. This compensation element is totally at-risk in the event that the stock price falls below the grant price over the exercise period. Conversely, the more the stock price increases, the greater the compensation to the executives. Stock options are typically granted at the Committee’s meeting in January when the overall annual compensation for the Named Executive Officers is determined and shortly after the public announcement of the Company’s fourth quarter and prior year annual financial results. Options are usually granted to new employees at the Committee meeting following the date that employment begins.

•	Restricted Stock. Consistent with previous periods, the Committee also granted shares of restricted stock to the Named Executive Officers and other Leadership Team members. The forfeiture restrictions of these shares awarded in January 2007 were tied to the achievement of certain soundness and profitability thresholds as prescribed by the Company’s 2007 Annual Cash Incentive Plan performance target and the performance targets for 2008 and 2009 as set forth in the Company’s three-year strategic plan which was approved by the Company’s Board of Directors in July of 2007.
     Measuring Performance - The Board has established a strategic framework consisting of 20 financial and other measures in the critically important areas of soundness, profitability, growth and market effectiveness. The Board has established long-term targets and annual targets for the current and next two years for each of these performance measures. These measurements primarily include categories which are widely known in the banking industry as well as several internally developed benchmarks as follows:

Soundness

Criticized/classified assets to capital	Tangible equity ratio
Nonperforming loans to total loans	Past due loans > 30 days
Net charged-off loans to average loans	Tier 1 leverage ratio
Total risk based capital ratio	Net noncore funding dependency

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Profitability

Return on average assets	Return on average equity
Fully-diluted earnings per share	Efficiency ratio
Total noninterest income to total revenues	Net interest margin

Growth

Growth in earnings per share year over year	Growth in deposits year over year

Market Effectiveness

Deposit market share	Associate retention rates
Internal operational quality index	Internal service quality measurements
     The key performance measures noted above are integral parts of the Company’s strategic planning efforts. Annually, these measurements are reviewed and, in some cases, the measures or targets are modified by the Board. These measurements provide a basis for making qualitative judgments about performance and its implication on compensation and incentive awards for the Company’s executive officers, particularly the Named Executive Officers.
     Review of Committee’s 2007 Compensation Process
     The Committee’s process for determining the compensation of M. Terry Turner, the Company’s CEO, and the Company’s other Named Executive Officers, involved several steps and included such items as the establishment of an appropriate basis for benchmarking; benchmarking bank performance relative to peers on key measures including those that are highly correlated to share price performance; making qualitative and quantitative judgments regarding the “market equity” of the Named Executive Officers versus benchmark ranges; profiling targeted compensation and developing a change plan to implement the results of the process, if necessary. The Committee has elected to engage an outside consultant, Mercer Human Resource Consulting LLC (“Mercer”) since 2005, to assist in the process and review the Named Executive Officer’s compensation.
     In order to establish the Named Executive Officers’ compensation in 2007, the Company used a peer group established by Mercer as the basis for determining executive compensation. The Committee believes that Mercer produced relevant and reliable information in order to assess the competitive landscape for bank executives with comparable job scope. The 2007 Mercer study was presented to the Committee in November 2006.
     For 2007 executive compensation, the Committee determined, based on discussions with Mercer, that compensation for a select peer group of banking organizations with assets of $1.2 billion to $4.2 billion was an appropriate benchmark for the Company. The peer group was comprised of the following organizations:

First Charter Corporation	Charlotte, NC
Sterling Bancshares	Houston, TX
PrivateBancorp, Inc.	Chicago, IL
Western Alliance Bancorp.	Las Vegas, NV
Prosperity Bancshares, Inc.	Houston, TX
Texas Capital Bancshares	Dallas, TX
Republic Bancorp, Inc.	Louisville, KY
Old Second Bancorp, Inc.	Aurora, IL
Bank of the Ozarks, Inc.	Little Rock, AR
Southwest Bancorp, Inc.	Stillwater, OK
Seacoast Banking Corporation	Stuart, FL
Cobiz Financial Inc.	Denver, CO

Pinnacle Financial Partners, Inc.	Page 24

Mercantile Bank Corp.	Grand Rapids, MI
Virginia Commerce Bancorp, Inc.	Arlington, VA
Fidelity Southern Corp.	Atlanta, GA
Summit Bancshares, Inc.	Ft. Worth, TX
     Mercer provided the Committee with comparisons of the Company’s results to the peer group’s results for the last year and the last three years, for the following measurements:

Fully diluted EPS growth	Net income growth
Return on average equity	Return on average assets
Revenue per share growth	Asset growth
Net charge-off ratios	Nonperforming asset ratios
Total shareholder return	Market value to book value ratio
Expenses as a percentage of sales	Book value per share growth
     Mercer noted that the Company’s performance for the above measures on an unweighted basis resulted in the Company performing at the 74th percentile while the Company performed in the top quartile for the profitability; growth and total shareholder return measurements. In its November 2006 study, Mercer also noted that the Company’s total executive compensation historically approximated the market median (50th percentile) in 2005 and that cash compensation historically was less than the 50th percentile. As to 2006 compensation, Mercer noted that the Company’s cash compensation remained below the 50th percentile of the peer group while equity compensation approximated the 75th percentile. Mercer noted that some of the discrepancy between performance and compensation was likely due to the rapid growth of the Company and the size of companies in the peer group.
     In developing its peer comparisons, Mercer compared the Company’s Named Executive Officers’ compensation to those of the peer group. Mercer also surveyed a broader group of companies utilizing Mercer’s 2007 America’s Executive Remuneration Database and Wyatt’s 2007 Report on Top Management Compensation with both of these surveys including over 150 financial services companies. The following details how the Company’s positions were matched to those of the peer group and the compensation survey:

Named Executive		November 2006 Peer	Mercer Compensation
Officer	Position	Study Match	Survey Match

M. Terry Turner	President and CEO	CEO	President and CEO
Robert McCabe, Jr.	Chairman	2nd highest paid executive	Non CEO Chairman
Hugh M. Queener	Chief Admin. Officer	3rd highest paid executive	Chief Admin. Officer
Harold R. Carpenter	Chief Financial Officer	CFO	CFO
Charles B. McMahan	Chief Credit Officer	5th highest paid executive	Blend of top lending
and credit executive
     Mercer provided several recommendations to the Committee as follows:
-	Increase salaries as the executives’ base salaries historically were generally below the 50th percentile of peer banking organizations.

-	The annual cash incentive plan should be better calibrated with annual EPS growth, since the plan payouts have not kept up with the historical EPS growth.

-	Long-term incentives and performance based incentives should be “flexed” so that once the base salary and the total compensation levels are determined, long-term incentives and performance-based incentives should represent the difference between the two.

-	While the Company’s practice of granting equity compensation deep into the organization has produced the desired results, in the future the Committee should consider greater

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utilization of restricted share awards to provide similar compensation and incentives to associates, yet reduce the “burn rate” of the shares authorized in the 2004 Equity Incentive Plan.

-	Executives should have the opportunity to earn top quartile pay for top quartile performance by the Company.
     The Committee recognized that because of the Company’s relatively high growth rate, each year Mercer’s peer group for executive compensation includes larger companies which generally pay higher salaries and total compensation than those compared in earlier years. As a result peer group salary and total executive compensation will increase at a greater rate than it would in the absence of such growth in assets. In addition to the Mercer November 2006 study, the Committee considered other relevant matters such as competitor efforts to hire Company executives, the degree of difficulty in the annual and long-range performance targets, affordability and other matters the Committee deemed important. The Chief Executive Officer provided input on these matters to the Committee and advised that he concurred with Mercer’s recommendations. In establishing the Named Executive Officers’ compensation, the Committee noted that the executives had led the Company to outstanding levels of performance in soundness, profitability, growth and market effectiveness on both an annual and long-term basis, and that shareholders had directly benefited from their leadership.
     Target Compensation for the Named Executive Officers for 2007 — As a result, the Committee established benchmarks for compensation of the Company’s Named Executive Officers in 2007. Generally, the Committee established that base salary should be set at the 60th percentile of the Mercer November 2006 peer group while total compensation opportunity should be set at the 75th percentile. The Committee noted that due to Mr. McCabe’s significant role and responsibilities, his compensation should remain at approximately 95% of Mr. Turner’s compensation. Cash incentive target awards were consistent with those for 2006 and consistent with Mercer’s recommendation to better correlate total cash compensation with the Company’s significant historical EPS growth. Equity compensation was calculated based on the difference between total targeted compensation and targeted cash compensation. The following is a summary of the significant elements of Named Executive Officer compensation for 2007:

		Cash Incentive
		Target Award
Named Executive	Base	as a Percentage	Equity	Total Target
Officer	Salary	of Base Salary	Compensation	Compensation

M. Terry Turner	$532,000	100%	$400,000	$1,464,000
Robert McCabe, Jr.	505,400	100%	380,000	1,390,800
Hugh M. Queener	280,000	85%	200,000	718,000
Harold R. Carpenter	275,000	75%	150,000	617,500
Charles B. McMahan	186,000	75%	60,000	376,200
     For the above equity compensation awards, the Committee determined that 33% of the award should be in the form of performance-based restricted shares with the remaining 67% being in the form of nonqualified stock options that vest in 20% increments for the five years following the grant date. The performance goals for the restricted shares were calculated in the same fashion described above for other members of the Leadership Team. The number of stock option grants and restricted shares awarded was determined on the same basis as the Company uses to determine equity compensation expense in its consolidated financial statements pursuant to SFAS 123 (revised) “Share Based Payment”. On January 19, 2007 (the date the Committee approved the Named Executive Officer’s 2007 compensation), the Company’s common stock closed at $31.25 per share on the NASDAQ Global Select Markets; thus the restricted share awards were valued at $31.25 per share while the nonqualified stock options were valued at $11.39 per option grant pursuant to the Black-Scholes valuation model.

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     In establishing the components for the CEO’s 2007 compensation, the Committee believed that a significant portion of the compensation should be “at risk” and based on the achievement of performance targets. The Committee determined that if performance targets were met, then compensation would be enhanced for meeting those goals and objectives. If performance targets were not met, compensation would be negatively impacted. The Committee also determined that outstanding results should provide for significantly enhanced compensation.
     The Committee concluded that approximately 64% of the CEO’s compensation for 2007 (compared to 54% in 2005) was considered at risk with approximately 36% in the form of base salary. This mix of fixed versus “at-risk” compensation was considered appropriate by the Committee. Furthermore, the Committee concluded that approximately 57% of the CEO’s “at-risk” compensation for 2007 was in the form of cash incentives and 43% was in the form of equity compensation incentives. As to the other Named Executive Officers, Mr. McCabe’s compensation was also approximately 64% “at risk”, while Mr. Queener’s was 61% “at risk”; Mr. Carpenter’s was 55% “at risk” and Mr. McMahan’s was 51% “at risk”. The Committee concluded that such a mix of “at risk” compensation was consistent with the Mercer recommendations noted above and appropriate given each Named Executive Officer’s role and responsibilities.
     Additionally, although other peer banking organizations use additional forms of compensation, particularly pensions and deferred compensation, it is the view of the Committee and management that total compensation and wealth accumulation for the Company’s CEO and the other Named Executive Officers should be largely comprised of 1) direct cash compensation (salary and cash incentive) and 2) equity-based compensation (stock options and restricted shares) which reward achievement of the firm’s goals and objectives and the creation of long-term shareholder value. However, in setting the annual compensation of Messrs. Turner, McCabe, Queener and Carpenter, the Committee considers the impact of the amounts payable to these executives upon death, disability and termination of employment, both before and after a change in control, under their employment agreements with the Company, the terms of which are described in more detail below.
     Status of 2007 “At Risk” Compensation as of March 1, 2008. — In January 2008, the Committee determined that, while achieving its soundness thresholds, the Company did not meet its earnings per share targets for the 2007 Annual Cash Incentive Plan even though earnings growth for the Company was very favorable in comparison to the Company’s peer group. The soundness threshold required that criticized and classified assets be less than 25% of Tier 1 capital at December 31, 2007. At December 31, 2007, this ratio was 15.5%. The annual earnings per share target for 2007 which would have resulted in a 100% target payout was $1.52 per fully diluted share, or $1.44 per fully-diluted share after considering the impact of the Knoxville expansion which the Committee determined in February 2008 was appropriate to do so based on the anticipated results of the Knoxville expansion and the strategic benefits of pursuing this opportunity. For 2007, the Company’s fully-diluted earnings per share amounted to $1.36 per share excluding the impact of merger-related charges, or $1.34 per share including the impact of merger-related charges. The 2007 Annual Cash Incentive Plan provided for incentive payments at 20% of the targeted award should fully diluted earnings per share excluding merger related charges be less than $1.37 per share. On January 18, 2008, the Committee exercising discretion permitted under the terms of the 2007 Annual Cash Incentive Plan approved the payment of cash incentive awards under the Company’s 2007 Annual Cash Incentive Plan at a percentage that was generally higher than that otherwise payable under the terms of the plan, except for the Named Executive Officers. In accordance with the Named Executive Officers’ request, the Named Executive Officers did not receive any cash incentive payments under the 2007 Cash Incentive Plan thus allowing for other associates of the Company to receive a payment in excess of the amount provided for by the 2007 Annual Cash Incentive Plan.

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     As to equity compensation, on January 19, 2007, Mr. Turner was awarded 23,412 nonqualified stock options (valued at $252,381); Mr. McCabe was awarded 22,242 options (valued at $239,769); Mr. Queener was awarded 11,706 options (valued at $126,191); Mr. Carpenter was awarded 8,780 options (valued at $94,648) and Mr. McMahan was awarded 3,278 options (valued at $35,337). The exercise price was $31.25 per share with a Black-Scholes valuation of $10.78 per share as of January 19, 2007. On February 29, 2008, the closing market price of the Company’s Common Stock was $22.94 per share, significantly below the exercise price of these options. The Black-Scholes valuation on that date was $6.75 per share resulting in an aggregate fair value for these options as of February 29, 2008 of $158,031, $150,133, $79,016, $59,265 and $22,127, respectively.
     The Committee also approved the restricted share awards on January 19, 2007 establishing on that date the performance criteria for the first year of the award as the same criteria as that in the 2007 Annual Cash Incentive Plan (Criticized and classified assets be less than 25% of Tier 1 capital and an earnings target of $1.44 per fully-diluted share). In accordance with the January 19, 2007 approval, the vesting criteria for the second and third years of the performance period were set at the Committee’s meeting following the full Board’s June 2007 strategic planning meeting. The performance targets for the 2008 and 2009 tranches were based upon a soundness threshold and earnings per share targets for fiscal years 2008 and 2009 adopted at that meeting. The restrictions associated with the restricted shares awarded to the Named Executive Officers and other Leadership Team members in 2007 lapse in 33.3% increments upon the achievement of the performance targets for each fiscal year in the three-year performance period or for the entire three-year period in the event the one year targets are not met but the targets established for the three-year period are met on a cumulative basis. Therefore, the incentive is only earned if senior management effectively manages the Company to achieve sustained longer-term performance within certain earnings per share and soundness thresholds.
     Thus, the Named Executive Officers and the other Leadership Team members will have during each fiscal year an opportunity to vest restricted share awards should the Company’s performance meet the soundness and earnings per share performance thresholds established for that fiscal year and the previous two fiscal years. The following is a discussion of the status of the 2007 performance (i.e., soundness threshold and fully diluted earnings per share) targets for restricted share awards issued over the last three years:
▪	2007 Award - The soundness threshold of less than 25% criticized and classified assets in relation to Tier 1 capital was achieved. However, the 2007 earnings target of $1.52 per fully diluted share, or $1.44 per fully diluted share as the target amount had been adjusted by the Committee to take into account expenses expected to be incurred in connection with the Company’s Knoxville expansion, was not achieved, and the restrictions associated with the 2007 tranche of the 2007 award have not been released.

▪	2006 Award - The soundness threshold of less than 25% criticized and classified assets in relation to Tier 1 capital was achieved. However, the 2007 earnings target associated with the 2006 award of $1.55 per fully diluted share, or $1.47 per fully diluted share as the target amount had been adjusted by the Committee to take into account expenses expected to be incurred in connection with the Company’s Knoxville expansion, was not achieved, and the restrictions associated with the 2007 tranche of the 2006 award have also not been released.

▪	2005 Award - The soundness threshold of less than 25% criticized and classified assets in relation to Tier 1 capital was achieved. The 2007 earnings target associated with the 2005 award of $1.48 per fully diluted share, or $1.40 per fully diluted share as the target amount had been adjusted by the Committee to take into account expenses expected to be incurred in connection with the Company’s Knoxville expansion, was not achieved. The

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Committee determined in February 2008 to adjust the three-year cumulative fully diluted earnings per share target of $3.48 associated with the 2005 award to exclude the impact of the Company’s Knoxville expansion so that as adjusted the three-year cumulative target was $3.40 per fully diluted share. The Committee also determined that the Company’s cumulative earnings per diluted share for the three year period, as adjusted for the merger related expenses totaled $3.46, and as such the restrictions associated with the 2007 tranche of the 2005 award have been released.
     The result of the Company’s 2007 performance resulted in total compensation for the Named Executive Officers that was substantially less than the total target compensation approved by the Committee in January 2007, since these executives did not receive any cash incentive award pursuant to the 2007 Annual Cash Incentive Plan, only the 2005 award for restricted shares with 2007 performance targets vested, and stock options granted in 2007 have exercise prices that exceed the current market price of the Company’s common stock.
     Federal Income Tax Deductibility Limitations
     The Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and to seek to qualify the Company’s performance-based cash and equity-based compensation for exclusions from Section 162(m) so such compensation will qualify as a tax deductible expense. The Committee will continue to evaluate whether it will approve annual compensation arrangements exceeding $1,000,000 and whether it will attempt to qualify any such amounts for deductibility under the federal tax laws.
     2008 Compensation Update
     The previous discussion primarily addressed our compensation philosophies, processes and results for the fiscal year ended December 31, 2007. With the acquisition of Mid-America Bancshares, Inc. and the resulting increase in the size of the Company, the Committee continued such processes for 2008 so that in setting compensation for the Named Executive Officers, the Committee again utilized the services of Mercer with Mercer recommending (in November 2007) a larger peer group than that of the one used in the previous year — 19 entities with asset sizes ranging from $2.1 billion to $6.2 billion as follows:

Prosperity Bancshares, Inc.	Houston, TX
CVB Financial Corp.	Ontario, CA
Boston Private Financial Holdings	Boston, MA
Amcore Financial, Inc.	Rockford, IL
Western Alliance Bancorp.	Las Vegas, NV
1st Source Corporation	South Bend, IN
PrivateBancorp, Inc.	Chicago, IL
Sterling Bancshares	Houston, TX
Texas Capital Bancshares	Dallas, TX
First State Bancorporation	Albuquerque, NM
Taylor Capital Group, Inc.	Rosemont, IL
Midwest Banc Holdings, Inc.	Melrose Park, IL
Green Bankshares, Inc.	Greeneville, TN
Bank of the Ozarks, Inc.	Little Rock, AR
Vineyard National Bancorp	Corona, CA
Cobiz Financial Inc.	Denver, CO
Seacoast Banking Corporation	Stuart, FL
Southwest Bancorp, Inc.	Stillwater, OK
Virginia Commerce Bancorp, Inc.	Arlington, VA

Pinnacle Financial Partners, Inc.	Page 29

     After reviewing the short-term and longer-term performance of the Company, the Committee concluded that the Named Executive Officers should continue to be compensated at the 75th percentile of the newly established peer group with base salary approximating the 60th percentile. Consistent with 2007 and based on information provided by Mercer, the compensation for the Chairman of the Board remains at 95% of that for the President and CEO in 2008.
     The Committee modified the equity compensation component slightly in 2008 from 2007. In 2007, the equity compensation award for the Named Executive Officers was segmented such that 67% was in the form of nonqualified stock options and 33% was in the form of performance-based restricted share awards. In 2008, the equity compensation component for all the Named Executive Officers and the remaining members of the Leadership Team was segmented such that 50% of equity compensation was in the form of nonqualified stock options and 50% in the form of restricted share awards. The restricted share component was further segmented such that half of the restricted shares were performance-based awards that vest in a manner consistent with previously issued performance-based restricted share awards upon the achievement of certain soundness and earnings per share thresholds. The other half of the restricted share awards will vest 10% each year over a 10 year period provided the Company is profitable in the immediately preceding year. Mr. McCabe’s and Mr. McMahan’s vesting periods for this restricted share award was modified such that they vest equally over a period of time such that so long as they are employed by the Company, the shares will be fully vested at age 65.
     Primarily as a result of a modified peer group, total target compensation for 2008 for the Named Executive Officers increased in comparison to 2007 total target compensation. Mr. Turner’s total compensation has increased by 18%; Mr. McCabe’s increased by 18%; Mr. Queener’s increased by 19%; Mr. Carpenter’s increased by 23% and Mr. McMahan’s increased by 22%.
     On January 18, 2008, the Committee approved the 2008 Special Cash Incentive Plan. Pursuant to this plan, approximately 25 key employees of the Company that will be involved in integrating the operations of Mid-America with the Company’s operations will be eligible to receive cash awards. Under the terms of this plan, participants will be entitled to receive cash incentive payments if specified goals established by the Committee and related to the integration of the Company and Mid-America are achieved by certain dates, including achievement of initiatives related to published synergy targets and limiting the aggregate integration and other merger costs within amounts previously disclosed. If one or more of the performance goals established under this plan are not satisfied, awards to participants will be reduced by specified amounts, but there can be no discretionary increases to a participant’s target award. Awards earned under this plan are expected to be paid out on April 15, 2008. The maximum awards for the Company’s Named Executive Officers were Mr. Turner — $200,000; Mr. McCabe — $190,000; Mr. Queener — $100,000; Mr. Carpenter — $80,000 and Mr. McMahan — $60,000. The Company filed a Form 8-K regarding this plan on January 25, 2008.
Human Resources and Compensation Committee Report
     The Human Resources and Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Gregory L. Burns, Chairman
Harold Gordon Bone, Member
James L. Shaub, II, Member
Reese L. Smith, III, Member

Pinnacle Financial Partners, Inc.	Page 30

Named Executive Officer Compensation
     The table below summarizes the compensation paid or accrued by the Company during the fiscal year ended December 31, 2007 for (i) the Company’s Chief Executive Officer; (ii) the Company’s Chief Financial Officer; and (iii) the three highest paid executive officers of the Company whose total compensation exceeded $100,000 for fiscal 2007 (collectively, the “Named Executive Officers”). When setting total compensation for each of the Named Executive Officers, the Compensation Committee reviews tally sheets which show the executive’s current compensation, including equity and non-equity based compensation. Each of the Named Executive Officers, other than Mr. McMahan, has entered into an employment agreement with the Company, the terms of which are described below.
     The Named Executive Officers were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal years ended December 31, 2006 and 2007. “Bonuses” for purposes of the table below consist of discretionary amounts not associated with an approved incentive plan, such as a relocation bonus. Amounts listed under the column title “Non-Equity Incentive Plan Compensation,” were determined by the Compensation Committee at its January 2007 meeting and were paid out shortly thereafter.
     Based on the fair value of equity awards granted to Named Executive Officers in fiscal year 2007 and fiscal year 2006 and the base salaries of the Named Executive Officers in both years, total aggregate compensation for the Named Executive Officers decreased by $217,000 or 8% between 2007 and 2006. This was primarily due to the Named Executive Officers electing not to receive any cash incentives in 2007 pursuant to the 2007 Annual Cash Incentive Plan. For 2007 and 2006, respectively, “Salary” accounted for approximately 70.9% and 50.8%, respectively, of the total compensation of the Named Executive Officers, “Non-equity incentive plan compensation” accounted for approximately 0% and 27.1%, respectively, of the total compensation of the Named Executive Officers, stock and option awards accounted for approximately 25.1% and 18.0%, respectively, of the total compensation and all other compensation accounted for approximately 4.1% in both years of the total compensation of the Named Executive Officers.

Pinnacle Financial Partners, Inc.	Page 31

SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
				Awards	Awards ($)	Compensation	Compensation	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($) (1)	(2)	($) (3)	Earnings ($)	($) (4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
M. Terry Turner	2007	$532,000	$—	$51,065	$170,292	$—	$—	$27,859	$781,216
President and Chief Executive Officer	2006	$410,000	$—	$38,534	$114,966	$246,000	$—	$35,302	$844,802

Robert A. McCabe, Jr.	2007	$505,400	$—	$48,662	$137,050	$—	$—	$29,086	$720,198
Chairman of the Board	2006	$389,500	$—	$36,234	$107,775	$233,700	$—	$35,618	$802,827

Hugh M. Queener	2007	$280,000	$—	$26,682	$89,336	$—	$—	$25,454	$421,472
Chief Administrative Officer	2006	$234,000	$—	$26,084	$74,421	$112,320	$—	$26,081	$472,906

Harold R. Carpenter	2007	$275,000	$—	$19,712	$44,868	$—	$—	$10,800	$350,380
Chief Financial Officer	2006	$175,000	$—	$17,233	$33,347	$84,000	$—	$8,670	$318,250

Charles B. McMahan	2007	$186,000	$—	$7,400	$34,038	$—	$—	$8,377	$235,815
Chief Credit Officer	2006	$175,000	$—	$12,155	$28,738	$63,000	$—	$7,994	$286,886

(1)	Stock Awards – Since 2004, the Company has awarded restricted shares to certain executive officers, including the Named Executive Officers. The restrictions on these shares lapse in 33.3% annual increments if the Company achieves certain soundness and earnings per diluted share thresholds for the fiscal year in which the award is granted and the next two fiscal years thereafter. Each of the awards granted in the 2005, 2006 and 2007 fiscal years had the same soundness threshold of criticized and classified assets being less than 0.25% of capital, but the earnings per share thresholds associated with the 2007 fiscal year were different for each of the 2005, 2006 and 2007 awards. For the award granted in 2005, the 2007 earnings per share diluted target was $1.48 (or $1.40 per diluted share after adjustment for the expenses expected to be incurred in connection with the Company’s expansion into the Knoxville market). For the 2006 award, the 2007 earnings per diluted share target was $1.55 (or $1.47 per diluted share after adjustment for the expenses expected to be incurred in connection with the Company’s expansion into the Knoxville market) and for the 2007 award, the 2007 earnings per share diluted target was $1.52 (or $1.44 per diluted share after adjustment for the expenses expected to be incurred in connection with the Company’s expansion into the Knoxville market). In addition to these annual earnings per diluted share targets, the awards allow for the forfeiture restrictions associated with the award for a particular year to lapse even if an annual earnings per diluted share target is not achieved, if a cumulative three-year earnings per diluted share target is achieved. For purposes of determining whether the tranche of restricted shares awarded in 2005, 2006 and 2007 with earnings per diluted share targets associated with the 2007 fiscal year were achieved, the earnings per share diluted targets as adjusted for the expected expenses associated with the Company’s expansion into the Knoxville market were compared to actual results for 2007. The Company’s fully diluted earnings per share for 2007 was $1.34. The adjusted earnings per diluted share target for the 2007 tranche of the 2005 award was $1.40 per fully diluted share and as such the annual target was not achieved. The Committee determined in February 2008 to adjust the three-year cumulative fully diluted earnings per share target of $3.48 associated with the 2005 award for the impact of the Company’s Knoxville expansion so that as adjusted the three-year cumulative target was $3.40 per fully diluted share. The Committee determined that the Company’s cumulative earnings per diluted share for the three year period, excluding the impact of merger related expenses incurred in the three-year period in connection with the Cavalry and Mid-America mergers, was $3.46, and as such the restrictions associated with the 2007 tranche of the 2005 award have been released. The adjusted earnings per diluted share targets for the 2007 fiscal year related to the 2006 and 2007 awards was $1.47 and $1.44 per fully diluted share, respectively. As a result, the forfeiture restrictions related to the tranches of restricted shares awarded in 2006 and 2007 that were tied to the Company’s earnings per diluted share in 2007 did not lapse. As a result of this performance, the Company has ceased recording expense associated with the 2006 award as the Company has determined that the performance targets for that award are not likely to be achieved and has reversed $89,000 of expense that the Company had previously accrued in 2006 related to this award for

Pinnacle Financial Partners, Inc.	Page 32

the Named Executive Officers. For the 2007 award, the Company continues to expense the costs associated with this award pursuant to the terms of the award which provide for a three year cumulative earnings per diluted share target. All awards were issued pursuant to the terms of the 2004 Plan. The amount in column (e) reflects the dollar amount recognized for financial statement purposes for the fiscal years ended December 31, 2007 and 2006, in accordance with SFAS 123(R) of awards pursuant to the 2004 Plan and thus includes amounts from awards granted in and prior to 2007 and 2006, as applicable. Assumptions used in the calculations of these amounts are included in footnote 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report of Form 10-K filed with the Securities and Exchange Commission on March 7, 2008. For the 2006 awards, assumptions used in the calculations of these amounts are included in footnote 14 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report of Form 10-K filed with the Securities and Exchange Commission on February 28, 2007..
(2)	Option Awards - All options are granted at an exercise price that equals the closing price of the Company’s common stock on the date of grant. All awards expire ten years from date of issuance and vest in 20% increments on the anniversary date of the grant. The awards prior to 2006 were issued as incentive stock options while the 2007 and 2006 awards are classified as nonstatutory stock options. All awards were issued pursuant to the terms of the Pinnacle Financial Partners, Inc. 2000 Stock Incentive Plan (the “2000 Plan”) or the 2004 Plan. The amount in column (f) reflects the dollar amount recognized for financial statement purposes for the fiscal years ended December 31, 2007 and 2006, in accordance with SFAS 123(R) of awards pursuant to the 2000 Plan and the 2004 Plan and thus includes amounts from awards granted in and prior to 2007 and 2006, as applicable. Assumptions used in the calculations of these amounts are included in footnote 15 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2008. For 2006 and previous periods, assumptions used in the calculations of these amounts are included in footnote 14 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007 and in footnotes 1 and 12 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2003 included in the Company’s Annual Report on Form 10-K filed on February 20, 2004. There were no forfeited stock option grants for the Named Executive Officers in 2007, however, 23,808 previously granted stock option awards were forfeited by employees of the Company during 2007.
(3)	Non-Equity Incentive Plan Compensation - Reflects compensation attributable to the Company’s Annual Cash Incentive Plans in which all non-commissioned based associates participate. Actual and target payouts are expressed as a percentage of base salary. Payout of incentive compensation occurs upon achievement of certain soundness and performance thresholds as determined by the Committee. For the 2007 Annual Cash Incentive Plan, the Human Resources and Compensation Committee approved the payment of cash incentive awards under the Plan at a percentage that was generally higher than that otherwise payable under the terms of the plan, except for the Named Executive Officers. In accordance with the Named Executive Officer request, the Named Executive Officers did not receive any cash incentive payments under the 2007 Cash Incentive Plan. For the 2006 Annual Cash Incentive Plan and pursuant to the Plan’s provision, the payout for 2006 was at 120% of target for all associates as well as each Named Executive Officer.

	Turner	McCabe	Queener	Carpenter	McMahan
2007 % Target	100%	100%	85%	70%	70%
2007 % Payment	0%	0%	0%	0%	0%
2007 Payment	$—	$—	$—	$—	$—

2006 % Target	50%	50%	40%	40%	30%
2006 % Payment	60%	60%	48%	48%	36%
2006 Payment	$246,000	$233,700	$112,320	$84,000	$63,000
(4)	Other Compensation - The Company provides the Named Executive Officers with other forms of compensation. The following is a listing of various types of other compensation that the Company has not used in the past but may consider in the future to award its executives. We believe that including a listing of forms of compensation that we currently do not use is beneficial to investors as they compare our compensation elements to those of other organizations.

	Turner	McCabe	Queener	Carpenter	McMahan
Stock appreciation rights granted	None	None	None	None	None
Stock performance units granted	None	None	None	None	None
Supplemental retirement plans	NA	NA	NA	NA	NA
Pension plan	NA	NA	NA	NA	NA
Deferred compensation	NA	NA	NA	NA	NA
Board fees	No	No	NA	NA	NA

Pinnacle Financial Partners, Inc.	Page 33

Group benefit package - All Company associates, including the Named Executive Officers, participate in the Company’s group benefit package which includes customary medical and dental benefits, group life, group disability, healthcare and dependent care reimbursement plans, 401k plan, etc. The Named Executive Officers receive no incremental employee benefits that are not offered to other Company associates, other than an enhanced long-term disability policy that provides incremental coverage over the group policy maximums. The following is a summary of the expense the Company incurred during 2007 and 2006 to provide a 401k plan match to our Named Executive Officers and the cost of the enhanced long term disability policy.

	Turner	McCabe	Queener	Carpenter	McMahan
2007
401k match	$9,000	$9,000	$9,000	$9,000	$7,383
Long term disability policy	$5,659	$6,886	$3,254	$1,800	$994

2006
401k match	$16,927	$16,109	$9,888	$7,000	$7,000
Long term disability policy	$5,175	$6,309	$2,993	$1,670	$994
Paid time off - Each Named Executive Officer receives an allotment of 25 days for paid time off each year (excluding holidays). The Company does not provide sick leave for any associate, including the Named Executive Officers. Additionally, associates, including the Named Executive Officers, are not permitted to carryover unused paid time off into a subsequent fiscal year.
Other Executive perquisites: The Company provided the following perquisites to the Named Executive Officers in 2007 and 2006:

	Turner	McCabe	Queener	Carpenter	McMahan
Company provided vehicles	NA	NA	NA	NA	NA
Automobile allowance	$13,200/year	$13,200/year	$13,200/year	No	No
Parking allowances	No	No	No	No	No
Personal tax return fees paid	$750	$2,500	$—	$—	No
Health club membership	No	No	No	No	No
Country club membership	No	No	No	No	No
Corporate aircraft	NA	NA	NA	NA	NA

Pinnacle Financial Partners, Inc.	Page 34

     The following table summarizes certain information regarding grants of plan-based awards to the Named Executive Officers in 2007:
GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under			Estimated Future Payouts Under
		Non-Equity Incentive Plan			Equity Incentive Plan
			Awards (1)			Awards (2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
								All Other	All Other
								Stock	Stock
								Awards:	Awards:	Exercise
								Number	Number of	or Base	Grant Date
								of Shares	Securities	Price of	Fair Value
								of Stock	Underlying	Option	of Stock and
Name and Principal								or Units	Options	Awards	Option
Position	Grantdate	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	(#	($/share)	Awards
M. Terry Turner President and Chief	1/19/07	—	—	—	—	—	—	—	23,412	$31.25	$252,381
	1/19/07	—	—	—	—	4,267	4,267	—	—	—	$133,344
Executive Officer	N/A	$0.00	$532,000	$1,064,000	—	—	—	—	—	—	N/A

Robert A. McCabe, Jr. Chairman of the Board	1/19/07	—	—	—	—	—	—	—	22,242	$31.25	$239,769
	1/19/07	—	—	—	—	4,053	4,053	—	—	—	$126,656
	N/A	$0.00	$505,400	$1,010,800	—	—	—	—	—	—	N/A

Hugh M. Queener Chief Administrative Officer	1/19/07	—	—	—	—	—	—	—	11,706	$31.25	$126,191
	1/19/07	—	—	—	—	2,133	2,133	—	—	—	$66,656
	N/A	$0.00	$238,000	$476,000	—	—	—	—	—	—	N/A

Harold R. Carpenter Chief Financial Officer	1/19/07	—	—	—	—	—	—	—	8,780	$31.25	$94,648
	1/19/07	—	—	—	—	1,600	1,600	—	—	—	$50,000
	N/A	$0.00	$192,500	$385,000	—	—	—	—	—	—	N/A

Charles B. McMahan Chief Credit Officer	1/19/07	—	—	—	—	—	—	—	3,278	$31.25	$35,337
	1/19/07	—	—	—	—	597	597	—	—	—	$18,656
	N/A	$0.00	$130,200	$260,400	—	—	—	—	—	—	N/A
(1)	The amounts shown in column (c) reflect the minimum payment level under the Company’s 2007 Annual Cash Incentive Plan which is 0% of the target amount shown in column (d). The amount shown in column (e) is 200% of such target amount. These amounts are based on the individual’s current salary and position.

(2)	Reflects an award of restricted shares under the 2004 Plan. The amounts shown in column (g) reflect the restricted share award targeted number of shares that can be earned over a three-year vesting period. This is also the maximum number of shares that can be earned by the Named Executive Officer over the three-year period thus it is the same number in column (h). All awards in column (g) and (h) could be forfeited should the Company not meet the performance and soundness targets for these awards. The restrictions on these shares lapse in 33.3% annual increments upon the achievement of certain soundness and earnings per diluted share thresholds for the fiscal years ending December 31, 2007, 2008 and 2009 or soundness and cumulative performance thresholds for the three year period ended December 31, 2009. The Named Executive Officer is entitled to vote these shares and receive any dividends payable with respect thereto, if any, prior to the lapsing of the forfeiture restrictions thereon. Based on achievement of the soundness but lack of achievement of the earnings per diluted share thresholds for the fiscal year ended December 31, 2007, the restrictions on the 2007 tranche of the award granted on January 19, 2007 did not lapse. However the soundness and cumulative performance thresholds for 2005 awards were achieved and thus the restrictions for these awards did lapse. As a result, the threshold amounts above in column (f) do not reflect the vesting of the 2007 tranche of the 2007 award.

(3)	The amounts shown in column (j) reflect the number of nonstatutory stock options granted pursuant to the 2004 Plan during 2007. All options are granted at an exercise price that equals the closing price of the Company’s common stock at the date of grant. All of the reflected awards expire ten years from the date of issuance and vest in 20% increments on the anniversary date of the grant. All awards were issued pursuant to the terms of the 2004 Plan. The amount in column (l) reflects the dollar amount to be recognized for financial statement purposes in accordance with SFAS 123(R) over the vesting period. Assumptions used in the calculations of these amounts are included in footnote 15 to the Company’s audited

Pinnacle Finnacle Partners, Inc.	Page 35

financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report of Form 10-K filed with the Securities and Exchange Commission on March 7, 2008. The following are the number of options to acquire common stock granted to each Named Executive Officer during 2007:

	Turner	McCabe	Queener	Carpenter	McMahan
Grant date	Jan. 19, 2007	Jan. 19, 2007	Jan. 19, 2007	Jan. 19, 2007	Jan. 19, 2007
No. of option awards	23,412	22,242	11,706	8,780	3,278
Exercise price	$31.25	$31.25	$31.25	$31.25	$31.25
Grant date fair value of each option award	$10.78	$10.78	$10.78	$10.78	$10.78
Aggregate value of award	$252,381	$239,769	$126,191	$94,648	$35,337

Pinnacle Financial Partners, Inc.	Page 36

     The following table sets forth certain information with respect to outstanding equity awards at December 31, 2007:
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

		Option Awards (1)					Stock Awards (2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
			Equity					Equity	Incentive Plan
			Incentive					Incentive Plan	Awards:
			Plan				Market	Awards:	Market or
			Awards:				Value of	Number of	PayoutValue
	Number of	Number of	Number of			Number of	Shares or	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Units of	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Stock	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	That Have	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Not	Have Not	Have Not
0Name	Excercisable	Unexcercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested (3) (#)
M. Terry Turner	—	23,412	—	$31.25	1/19/2017	—	—	6,414	$163,036
	4,773	19,093	—	$27.11	3/17/2016	—	—	—	—
	8,844	13,267	—	$23.88	1/19/2015	—	—	—	—
	9,084	6,056	—	$14.78	4/26/2014	—	—	—	—
	20,000	8,000	—	$6.65	2/26/2013	—	—	—	—
	45,000	—	—	$4.96	2/1/2012	—	—	—	—
	15,000	—	—	$3.82	3/1/2011	—	—	—	—
	90,000	—	—	$5.00	12/19/2010	—	—	—	—

Robert A. McCabe, Jr.	—	22,242	—	$31.25	1/19/2017	—	—	6,027	$153,202
	4,535	18,138	—	$27.11	3/17/2016	—	—	—	—
	7,886	11,829	—	$23.88	1/19/2015	—	—	—	—
	8,100	5,400	—	$14.78	4/26/2014	—	—	—	—
	17,600	4,400	—	$6.65	2/26/2013	—	—	—	—
	45,000	—	—	$4.96	2/1/2012	—	—	—	—
	15,000	—	—	$3.82	3/1/2011	—	—	—	—
	76,700	—	—	$5.00	12/19/2010	—	—	—	—

Hugh M. Queener	—	11,706	—	$31.25	1/19/2017	—	—	3,379	$89,287
	2,387	9,546	—	$27.11	3/17/2016	—	—	—	—
	6,922	10,384	—	$23.88	1/19/2015	—	—	—	—
	7,110	4,740	—	$14.78	4/26/2014	—	—	—	—
	15,200	3,800	—	$6.65	2/26/2013	—	—	—	—
	27,000	—	—	$4.96	2/1/2012	—	—	—	—
	9,000	—	—	$3.82	3/1/2011	—	—	—	—
	60,000	—	—	$5.00	12/19/2010	—	—	—	—

Harold R. Carpenter	—	8,780	—	$31.25	1/19/2017	—	—	2,462	$62,591
	1,838	7,351	—	$27.11	3/17/2016	—	—	—	—
	2,160	3,240	—	$23.88	1/19/2015	—	—	—	—
	3,300	2,200	—	$14.78	1/12/2014	—	—	—	—
	12,000	—	—	$4.96	2/1/2012	—	—	—	—
	6,000	—	—	$3.82	3/1/2011	—	—	—	—
	4,000	—	—	$5.00	12/19/2010	—	—	—	—
Charles B. McMahan	—	3,278	—	$31.25	1/19/2017	—	—	1,363	$34,660
	1,671	6,682	—	$27.11	3/17/2016	—	—	—	—
	3,200	4,800	—	$23.88	1/19/2015	—	—	—	—
	3,690	2,460	—	$14.78	1/12/2014	—	—	—	—
	5,000	—	—	$6.46	12/31/2012	—	—	—	—

Pinnacle Financial Partners, Inc.	Page 37

(1)	All option awards vest in 20% increments annually over the 10-year option term.

(2)	Unearned restricted share awards as of December 31, 2007 are for those shares which have vesting criteria tied to 2007 thru 2009 earnings per diluted share and soundness targets. The 2006 restricted share award is 66.7% unearned at December 31, 2007 as 33.3% of the award has restrictions that tied to 2007 earnings per diluted share and soundness targets which were not met and 33.3% that are based on 2008 targets. Although the 2007 performance target was not met, the portion of the 2006 restricted stock award with vesting conditions tied to that year may still be earned if the Company’s cumulative performance for the three year period ended December 31, 2008 exceeds the threshold target established in the award agreement. The 2007 restricted share award is 100.0% unearned because even though the soundness thresholds were met in 2007 the 2007 earnings per diluted share targets were not met and 66.7% of the 2007 award are based on 2008 and 2009 soundness and performance targets. Although the 2007 earnings per diluted share target for the 2007 award was not met, the portion of the 2007 restricted share award with vesting conditions tied to that year may still be earned if the Company’s cumulative performance for the three-year period ending December 31, 2010 exceeds the threshold target established in the award agreement.

(3)	Market value is determined by multiplying the closing market price of the Company’s common stock on December 31, 2007 by the number of shares.
     The following table details the number of options exercised during 2007, the value realized from those exercises as of the date of exercise, the number of restricted shares that vested during 2007 and the value realized on those shares as of the vesting date for the Named Executive Officers:
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of Shares		Number of Shares
	Acquired On	Value Realized on	Acquired On	Value Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#) (1)	Vesting ($) (1)
M. Terry Turner	—	—	1,197	$25,635
Robert A. McCabe, Jr.	25,588	$651,726	1,137	$24,350
Hugh M. Queener	—	—	787	$16,857
Harold R. Carpenter	—	—	533	$11,419
Charles B. McMahan	—	—	333	$7,137
(1)	The amounts shown in column (d) reflect the number of restricted shares for the 2007 tranche of the 2005 award. These shares vested in accordance with the restricted share award agreement on the date the Company filed its Annual Report on Form 10-K which was March 7, 2008. The closing price of our stock on that date was $21.41 per share.
Employment Agreements
     The Company entered into a three-year employment contract with M. Terry Turner, President and Chief Executive Officer, on August 1, 2000. This agreement was amended on January 1, 2008. This amendment eliminated the automatically three year renewable clause in the agreement as well as incorporated the impact of IRS Code Section 409A into the agreement. There were no other significant changes to the terms and conditions of the original agreement as a result of the amendment. The amended agreement automatically renews annually, unless any of the parties to the agreement gives notice of intent not to renew the agreement.
     Pursuant to this agreement with Mr. Turner, the Company will be obligated to pay Mr. Turner his base salary for the following terminating events:

Pinnacle Financial Partners, Inc.	Page 38

Payment Obligation Terminating Event	In relation to Base Salary
Mr. Turner becomes permanently disabled	Maximum of six months
The Company terminates Mr. Turner’s employment without cause, as defined in the agreement	Three years annually
Mr. Turner terminates his employment for cause, as defined in the agreement	Maximum of twelve months
Mr. Turner terminates his employment within twelve months after a change of control, as defined in the agreement	Three times base salary and target bonus, plus benefits
     The Company entered into a three-year employment contract with Robert A. McCabe, Jr., Chairman of the Board on August 1, 2000, which was amended January 1, 2008to, among other things, provide that it was thereafter annually renewable and to include certain changes related to IRS Code Section 409A. Pursuant to this agreement with Mr. McCabe, the Company will be obligated to pay Mr. McCabe his base salary under the same terms and conditions as described above under Mr. Turner’s agreement for certain terminating events.
     The Company entered into a three-year employment contract with Hugh M. Queener, Chief Administrative Officer, on December 4, 2000, which was amended January 1, 2008to, among other things, provide that it was thereafter annually renewable and to include certain changes related to IRS Code Section 409A. Pursuant to this agreement with Mr. Queener, the Company will be obligated to pay Mr. Queener his base salary under the same terms and conditions as described above under Mr. Turner’s agreement for certain terminating events.
     The Company entered into a three-year employment contract with Harold R. Carpenter, Chief Financial Officer, on March 14, 2006, which was amended January 1, 2008, to, among other things, provide that it was thereafter annually renewable and to include certain changes related to IRS Code Section 409A. Pursuant to this agreement with Mr. Carpenter, the Company will be obligated to pay Mr. Carpenter his base salary under the same terms and conditions as described above under Mr. Turner’s agreement for certain terminating events.
     The employment agreements set forth above for Messrs. Turner, McCabe, Queener and Carpenter, contain provisions that if the executive terminates his employment with the Company for “cause” within a year following a “change of control”, the executive shall be entitled to a lump sum severance payment equal to three times the executive’s then current salary and target bonus, plus certain retirement benefits plus tax payments. Generally, this “change of control” provision is typically referred to as a “double trigger” such that (a) a change of control has to occur as defined in the employment agreements and (b) the executive has to terminate his employment for “cause”, again as defined in the employment agreement, as follows:
(a)	A “change of control” generally means the acquisition by a person or group of 40% or more of the voting securities of the Company or the Bank; a change in the majority of the Board over a twelve-month period (unless the new directors were approved by a two-thirds majority of prior directors); a merger, consolidation or reorganization in which the Company’s shareholders before the merger own 50% or less of the voting power after the merger; or the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

(b)	Termination for “cause” generally means that immediately following the change of control, the executive no longer reports to the same supervisor he reported to prior to the change of control, a change in supervisory authority has occurred such that the associates that reported to the executive prior to the change of control no longer report to the executive, a material modification in the executive’s job title or scope of responsibility has occurred, a change in office location of more than 25 miles from the executive’s current office location or a material change in salary, bonus opportunity or other benefit has occurred.

Pinnacle Financial Partners, Inc.	Page 39

     Also and in the event of a change of control, the executive will receive three years of Company-provided health plan benefits subsequent to his termination. In addition, the executive will be indemnified by the Company for any excise tax due under Section 4999 of the Internal Revenue Code of an amount sufficient to place the executive in the same after-tax position as the executive would have been had no excise tax been imposed upon or incurred or paid by the executive. The executive is also entitled to receive assistance from a qualified accounting firm of his choice not to exceed $2,500 per year for three years.
     Furthermore, in the event of a change of control, any unvested restricted share awards, pursuant to the restricted share agreements with the executives noted above, would immediately vest. All unvested stock option grants would only vest pursuant to a change of control with the approval of the Human Resources and Compensation Committee.

Pinnacle Financial Partners, Inc.	Page 40

     The following is a tabular presentation of the amounts that would be owed the Named Executive Officers pursuant to the various events detailed above assuming the event occurred on December 31, 2007:

					Pinnacle terminates
					employee for cause
					or Employee	Employee
			Pinnacle		terminates	terminates for cause
			terminates		employment without	within twelve
	Employee disability	Employee	employment	Employee terminates	cause or Employee	months of a change
	(4)	death (4)	withoutcause	employment for cause	retires	of control
M. Terry Turner
2007 base salary	$532,000	$—	$532,000	$532,000	$—	$532,000
2007 targeted cash incentive payment	—	—	—	—	—	532,000

Total	532,000	—	532,000	532,000	—	1,064,000
Multiplier (in terms of years)	x .5	x 0	x 3	x 1	x 0	x 3

Aggregate cash payment	266,000	—	1,596,000	532,000	—	3,192,000

Health insurance — $800 per month	—	—	9,600	2,400	—	28,800
Tax assistance	—	—	—	—	—	7,500
Intrinsic value of unvested stock options that immediately vest (1)	—	—	—	—	—	476,566
Value of unearned restricted shares that immediately vest	163,036	163,036	—	—	—	163,036
Payment for excise tax and gross up (2)	—	—	—	—	—	1,198,724

	$429,036	$163,036	$1,605,600	$534,400	$—	$5,066,625

Robert A. McCabe, Jr.
2007 base salary	$505,400	$—	$505,400	$505,400	$—	$505,400
2007 targeted cash incentive payment	—	—	—	—	—	505,400

Total	505,400	—	505,400	505,400	—	1,010,800
Multiplier (in terms of years)	x .5	x 0	x 3	x 1	x 0	x 3

Aggregate cash payment	252,700	—	1,516,200	505,400	—	3,032,400
Health insurance — $800 per month	—	—	9,600	2,400	—	28,800
Tax assistance	—	—	—	—	—	7,500
Intrinsic value of unvested stock options that immediately vest (1)	—	—	—	—	—	434,583
Value of unearned restricted shares that immediately vest	153,202	153,202	—	—	—	153,202
Payment for excise tax and gross up (2)	—	—	—	—	—	1,128,832

	$405,902	$153,202	$1,525,800	$507,800	$—	$4,785,317

Hugh M. Queener
2007 base salary	$280,000	$—	$280,000	$280,000	$—	$280,000
2007 targeted cash incentive payment	—	—	—	—	—	238,000

Total	280,000	—	280,000	280,000	—	518,000
Multiplier (in terms of years)	x .5	x 0	x 3	x 1	x 0	x 3

Aggregate cash payment	140,000	—	840,000	280,000	—	1,554,000
Health insurance — $800 per month	—	—	9,600	2,400	—	28,800
Tax assistance	—	—	—	—	—	7,500
Intrinsic value of unvested stock options that immediately vest (1)	—	—	—	—	—	317,481
Value of unearned restricted shares that immediately vest	85,882	85,882	—	—	—	85,882
Payment for excise tax and gross up (2)	—	—	—	—	—	594,178

	$225,882	$85,882	$849,600	$282,400	$—	$2,587,841

Harold R. Carpenter
2007 base salary	$275,000	$—	$275,000	$275,000	$—	$275,000
2007 targeted cash incentive payment	—	—	—	—	—	192,500

Total	275,000	—	275,000	275,000	—	1,402,500
Multiplier (in terms of years)	x .5	x 0	x 3	x 1	x 0	x 3

Aggregate cash payment	122,500	—	735,000	245,000	—	735,000
Health insurance — $800 per month	—	—	9,600	2,400	—	28,800
Tax assistance	—	—	—	—	—	7,500
Intrinsic value of unvested stock options that immediately vest (1)	—	—	—	—	—	130,006
Value of unearned restricted shares that immediately vest	62,591	62,591	—	—	—	62,591
Payment for excise tax and gross up (2)	—	—	—	—	—	495,088

	$200,091	$62,591	$834,600	$277,400	$—	$2,126,486

Pinnacle Financial Parttners, Inc.	Page 41

Charles B. McMahan
2007 base salary	$—	$—	$—	$—	$—	$—
2007 targeted cash incentive payment	—	—	—	—	—	—

Total	—	—	—	—	—	—
Multiplier (in terms of years)	x .5	x 0	x 3	x 1	x 0	x 3

Aggregate cash payment	—	—	—	—	—	—
Health insurance — $800 per month	—	—	—	—	—	—
Tax assistance	—	—	—	—	—	—
Intrinsic value of unvested stock options that immediately vest(1)	—	—	—	—	—	120,820
Value of unearned restricted shares that immediately vest	34,660	34,660	—	—	—	34,660
Payment for excise tax and gross up (2)	—	—	—	—	—	—
	$34,660	$34,660	$—	$—	$—	$155,480

(1)	Vesting of stock option awards pursuant to a change of control may only occur upon the consent of the Human Resources and Compensation Committee.

(2)	In determining the anticipated payment due the executive for excise tax and gross up pursuant to a termination by the Company of the employee without cause or a termination within twelve months following a change of control by the employee for cause, the Company has included in the calculation the anticipated value of the immediate vesting of previously unvested restricted share awards and stock option grants in addition to the cash payments and healthcare benefits noted above. As a result, the Company has computed the 20% excise tax obligation owed by Messrs. Turner, McCabe, Queener and Carpenter in the event of a change of control to be $1,199,000, $1,129,000, $594,000 and $495,000, respectively. As a result, the Company has assumed a personal income tax rate of 45% for each executive and has included the additional gross up amount in the table above. The Company has not anticipated such excise tax or gross up payments for other terminating events as payments for such matters would be extended over a period of time such that the executive’s compensation would likely not be subject to section 280(g) of the Internal Revenue Code.

(3)	Mr. McMahan does not have an employment agreement with the Company.

(4)	The above amounts do not include benefits owed the Named Executive Officers or their estates pursuant to the Company’s broad based group disability insurance policies or group life insurance policy. These benefits would be paid pursuant to these group polices which are provided to all employees of the Company. Additionally, and also not included in the above amounts, the Named Executive Officers and certain other Leadership Team members also participate in a supplemental group disability policy which provides incremental coverage (i.e., “gap coverage”) for these individuals over the broad-based group disability coverage maximums.
Ownership Guidelines
     The Committee also requires the CEO and all other Named Executive Officers to maintain a meaningful personal ownership in the Company in the form of common stock. Periodically, the Committee may establish minimum common stock beneficial ownership levels for the CEO and the other Named Executive Officers. In 2006, the Committee established common stock beneficial ownership levels for the CEO and the Chairman of the Board of 50,000 shares of Company common stock. Additionally, the Committee established stock beneficial ownership levels of 25,000 shares for the Chief Administrative Officer and 10,000 shares for both the Chief Financial Officer and the Chief Credit Officer. All Named Executive Officers currently exceed the applicable minimum level of beneficial ownership.
* * * *

Pinnacle Financial Partners, Inc.	Page 42

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table lists, as of March 1, 2008, the number of shares of Common Stock beneficially owned by (a) any person known to the Company who owns in excess of 5% of the outstanding shares of Common Stock, (b) each current director of the Company, (c) each Named Executive Officer listed in the Summary Compensation Table, and (d) all directors and executive officers, as a group. The information shown below is based upon information furnished to the Company by the named persons and the percentages are calculated based on shares outstanding as of March 1, 2008.

	Number of Shares Beneficially Owned
		Aggregate Stock
		Option Grants and
		Warrants
		Exercisable within
	Common Shares	60 days of Record		Percent of All
	Beneficially	Date of March 1,		Shares
Name	Owned	2008	Total	Owned
Board of Directors (1):
Sue G. Atkinson	41,923	—	41,923	0.19%
H. Gordon Bone	41,563	1,862	43,425	0.19%
Gregory L. Burns	6,279	—	6,279	0.03%
Colleen Conway-Welch	20,723	10,000	30,723	0.14%
James C. Cope	80,882	—	80,882	0.36%
William H. Huddleston, IV	66,333	—	66,333	0.30%
Clay T. Jackson (3)	185,256	25,000	210,256	0.94%
Ed C. Loughry, Jr.	164,063	28,866	192,929	0.86%
David Major	79,526	18,620	98,146	0.44%
Robert A. McCabe, Jr.	353,102	244,258	597,360	2.64%
Hal N. Pennington	3,723	—	3,723	0.02%
Dale W. Polley	53,990	25,000	78,990	0.35%
Dr. Wayne J. Riley	—	—	—	—
Gary L. Scott	58,429	55,860	114,289	0.51%
James L. Shaub, II	45,279	25,000	70,279	0.31%
Reese L. Smith, III	48,290	30,000	78,290	0.35%
M. Terry Turner (3)	184,931	289,607	474,538	2.09%

Named Executive Officers (1):
Hugh M. Queener (3)	123,859	176,978	300,837	1.33%
Harold R. Carpenter (3)	39,014	35,072	74,086	0.33%
Charles B. McMahan	11,925	18,717	30,642	0.14%

All Directors and Named Executive Officers a as Group (16 persons)	1,609,090	984,840	2,593,930	13.15%

Persons known to Company who own more than 5% of outstanding shares of Company common stock (2):
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	1,298,890	—	1,298,890	5.79%

(1)	Each person is the record owner of and has sole voting and investment power with respect to his or her shares. Additionally, the address for each person listed is 211 Commerce Street Suite 300, Nashville, Tennessee 37201.

(2)	The beneficial ownership information is derived from a Schedule 13G filed by the reporting person with the Securities and Exchange Commission on February 14, 2008. These securities are owned by various individuals and institutional investors including the T. Rowe Price Small-Cap Stock Fund, Inc. (which owns 1,033,400 shares, representing 4.61% of the shares outstanding), which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owners of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	As of March 1, 2008, the following individuals have pledged the following amounts of their common shares beneficially owned to secure lines of credit or other indebtedness: Mr. Jackson – 177,958 shares; Mr. Turner – 80,000 shares; Mr. Queener – 42,750 shares; and Mr. Carpenter – 7,400 shares.

Pinnacle Financial Partners, Inc.	Page 43

Section 16(A) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than 10% of the Company’s outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of the copies of these reports furnished to the Company during the year ended December 31, 2007, or on written representations from certain reporting persons that no Forms 5 were required for those persons, all of our directors and executive officers, who are listed above, complied with all applicable Section 16(a) filing requirements.
Certain Relationships and Related Transactions
     The Company and the Bank have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, corporations, partnerships or other organizations in which the directors and officers have a controlling interest. These transactions are on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, these transactions do not involve more than the normal risk of collectability or present other unfavorable features to the Company or the Bank.
     Atkinson Public Relations, of which Ms. Atkinson is chairman, provides various services for the Company subject to an agreement which was approved by the Board of the Company. For the year ended December 31, 2007, the Company incurred approximately $309,000 in expenses for services rendered by this public relations company. Also, Mr. Jackson is an officer in an insurance firm that serves as an agent in securing insurance in such areas as Pinnacle Financial’s employee bond and other insurance policies. The amount this agency receives in commissions or fees on such insurance services is immaterial.
     In connection with our 2006 acquisition of Cavalry, we entered into an employment agreement with Ed Loughry. This agreement expired on December 31, 2007. Furthermore, pursuant to the employment agreement, Mr. Loughry agreed to a noncompetition and nonsolicitation clause for a period of three years following termination of his employment. Mr. Loughry’s son, Cannon, was an employee of the Company serving as an executive in our information technology area in 2007 and was paid $137,000 in salary and incentives for 2007.
     Pursuant to the Audit Committee Charter, the Audit Committee of the Board of Directors is responsible for reviewing and approving any transaction required to be described in this Proxy Statement pursuant to the rules and regulations of the Securities and Exchange Commission. The Audit Committee has ratified the approval of the above-described transactions in which Ms. Atkinson and Mr. Jackson had an interest, which transactions had previously been approved by the full Board. In addition the Audit Committee has ratified the approval of Ed Loughry’s employment agreement, which had previously been approved by the full Board and ratified the payment of the 2007 salary and cash incentive payment to Cannon Loughry.

Pinnacle Financial Partners, Inc.	Page 44

Human Resources and Compensation Committee Interlocks and Insider Participation
     During 2007, the Human Resources and Compensation Committee of the Board of Directors consisted of Gregory L. Burns, Harold Gordon Bone, James L. Shaub, II and Reese L. Smith, III, none of whom has ever been an officer or employee of the Company, Mid-America or their subsidiaries. No interlocking relationship existed during 2007 between any officer, member of our Board of Directors or the Human Resources and Compensation Committee and any officer, member of the Board of Directors or compensation committee (or committee performing similar functions) of any other company.
REPORT OF THE AUDIT COMMITTEE
     The following is the Report of the Audit Committee regarding the Company’s audited financial statements to be included in the Company’s Annual Report on Form 10-K:
     We have reviewed and discussed with management the Company’s audited financial statements as of December 31, 2007 and 2006 and for the each of the years in the three-year period ended December 31, 2007.
     We have discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants as adopted by the Public Company Accounting Oversight Board.
     We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board’s Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, as adopted by the Public Company Accounting Oversight Board, and have discussed with the independent registered public accounting firm the firm’s independence.
     Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
Dale W. Polley, Chairman
William H. Huddleston, Member
Clay T. Jackson, Member
James L. Shaub, II, Member
     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     In February of 2007, the Audit Committee engaged the accounting firm of KPMG LLP (“KPMG”) as the auditors of the Company’s December 31, 2007 consolidated financial statements. This engagement also included reviews of the Company’s interim financial statements included in Quarterly Reports on Form 10-Q for 2007. The Audit Committee of the Board of the Company has approved the appointment of KPMG to serve as the Company’s independent registered public accounting firm for the Company for the year ending December 31, 2008. The Audit Committee considered the background, expertise and experience of the audit team assigned to the Company and various other relevant matters, including the proposed fees for audit

Pinnacle Financial Partners, Inc.	Page 45

services. A representative of KPMG will be present at the Meeting and will be given the opportunity to make a statement if he desires and will be available to respond to appropriate questions from shareholders.
     Audit Fees. During the years ended December 31, 2007 and 2006, the Company incurred the following fees for services performed by the independent registered public accounting firm:

	2007	2006
Audit Fees (1)	$574,500	$526,800
Audit-Related Fees (2)	49,000	30,000
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$623,500	$556,800

(1)	Includes fees related to the annual independent audit of the Company’s financial statements and reviews of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and report on management’s assertion regarding internal control over financial reporting.

(2)	All audit-related fees for 2007 and 2006 were for services rendered in connection with the Company’s filing of a Form S-4 with the Securities and Exchange Commission related to the acquisitions of Mid-America in 2007 and Cavalry in 2006.
     The Audit Committee also has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services KPMG, the Company’s independent registered public accounting firm, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee. The Committee approved all audit and non-audit services provided by KPMG during fiscal 2007 prior to KPMG performing such services.
OTHER MATTERS
     The Board of the Company knows of no other matters that may be brought before the Meeting. If, however, any matters other than those set forth in this proxy statement should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.
     If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

Pinnacle Financial Partners, Inc.	Page 46

GENERAL INFORMATION
     Annual Report. The Company’s 2007 Annual Report is being mailed to shareholders with this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials.
     Additional Information. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, excluding certain exhibits thereto, may be obtained without charge by writing to Pinnacle Financial Partners, Inc., Attn: Chief Financial Officer, 211 Commerce Street, Suite 300, Nashville, Tennessee 37201. Also, the Company’s Annual Report on Form 10-K and all quarterly reports on Form 10-Q for the year ended December 31, 2006 can also be accessed via the “Investor Relations” section of the Company’s website located at www.pnfp.com.

By Order of the Board of Directors,
/s/ Hugh M. Queener
Hugh M. Queener Corporate Secretary

March 14, 2008

Pinnacle Financial Partners, Inc.	Page 47

Appendix A
PINNACLE FINANCIAL PARTNERS
Corporate Governance Guidelines
(as approved by the Nominating and
Corporate Governance Committee on February 22, 2008)
The Nominating and Corporate Governance Committee of the Board of Directors (“the Committee”) has established these Corporate Governance Guidelines to provide guidance with respect to the Board’s responsibilities as well as to comply with the rules of NASDAQ and good corporate governance principles. These guidelines are intended to reflect the Board’s commitment to monitor the effectiveness of policy and decision making at the Board and management levels, with a view to enhancing stockholder value over the long term.
1. Director Qualifications
The Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. No director may be nominated to a new term if he or she would be age 72 or older at the time of the election.
Directors are expected to submit a letter of resignation when they experience a change in employment or file for bankruptcy protection. The Committee will review the appropriateness of continued Board membership where a director experiences a change in employment or files for bankruptcy protection.
Directors must notify the Chairman of the Board and the Chairman of the Committee in advance of accepting an invitation to serve on another company’s board of directors. The Committee may consider whether such service may negatively affect such director’s ability to serve on the Board. Generally, inside directors and non-employee directors who also serve as a CEO of a public company are limited to their Pinnacle board seat plus two other public company boards. All other directors will limit the number of public company boards on which they serve to their Pinnacle board seat plus three other public company boards.
No director may be renominated that failed to attend at least 75% of the meetings of the Board and the Committees on which such director served in the year prior to the year in which his or her term expired without valid excuse as determined by the Committee.
In order to attract qualified candidates, the Firm may purchase reasonable directors’ and officers’ liability insurance on their behalf to provide the benefits of indemnification to the fullest extent permitted by law and the Firm’s charter, by-laws and any indemnification agreements, and to provide exculpation as provided by state law and the Firm’s charter.
2. Director Nomination
Nominees for directorship will be recommended to the Board by the Committee in accordance with the policies and principles in its charter. The Board will determine whether the recommended nominees will be part of the Firm’s nominees for director in each proxy statement for the annual meeting of shareholders and, between annual meetings, will elect new directors, upon recommendation by the Committee, to fill vacancies on the Board.
3. Majority Voting on Directors
In an uncontested election of Directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the Board following election of the shareholder vote.
The Committee will promptly consider the resignation submitted by a Director receiving a greater number of votes “withheld” from his or her election than votes “for” his or her election, and the Committee will recommend to the Board whether to accept the tendered resignation or reject it. In considering whether to accept or reject the tendered resignation, the Committee will consider factors deemed relevant by the members of the Committee including, without limitation, the stated reasons why

Pinnacle Financial Partners, Inc.	Appendix A — Page 1

shareholders “withheld” votes for election from such director, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the Company’s Corporate Governance Guidelines.
The Board will act on the Committee’s recommendation no later than 90 days following the date of the shareholder’s meeting where the election occurred. In considering the Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board believes to be relevant. Following the Board’s decision on the Committee’s recommendation, the Company will promptly publicly disclose the Board’s decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a Form 8-K filed with the Securities and Exchange Commission.
To the extent that one or more Directors’ resignations are accepted by the Board, the Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.
Any Director who tenders his or her resignation pursuant to this provision will not participate in the Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. If a majority of the members of the Committee received a greater number of votes “withheld” from their election than votes “for” their election at the same election, than the independent Directors who are on the Board who did not receive a greater number of votes “withheld” from their election than votes “for” their election (or who were not standing for election) will appoint a Board committee amongst themselves solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept them or reject them. This Board committee may, but need not, consist of all of the independent Directors who did not receive a greater number of votes “withheld” from their election than votes “for” their election or who were not standing for election.
This Corporate Governance Guideline will be summarized or included in each proxy statement relating to an election of directors of the Company.
4. Board Composition
The Board will have a majority of directors who meet the criteria for independence required by NASDAQ.
The by-laws establish a range of five to twenty five board members. The Board believes that nine to seventeen members is currently the optimal size to permit diversity of experience without hindering effective discussion or diminishing individual accountability. Pursuant to the Firm’s charter, the number of directors shall be set by the affirmative vote of a majority of the full Board and the Board shall be divided into three classes. Any change in the range of Board members will be reflected in the Firm’s by-laws. The Committee shall recommend whether to increase the size of the Board or whether, in the event of a vacancy for any reason, to fill such vacancy or to reduce the size of the Board. A change in the range or number of directors requires affirmative votes of 2/3 of the then serving directors or the affirmative vote of the holders of 2/3 of the issued and outstanding shares.
5. Term Limits
The Board does not believe it should establish term limits. Term limits result in the loss of accumulated knowledge particular to the Firm and its business. Additionally, term limits may result in the loss of the most qualified individuals. As an alternative to term limits, the Committee will review each director’s qualifications and performance on the Board at least every three years in connection with determining Board composition and/or whether to renominate a director.
6. Director Responsibilities
The basic responsibility of the directors is to oversee the business and affairs of the Firm. In the performance of their duties, the directors will exercise their business judgment to act in what they reasonably believe to be in the best interest of the Firm and its shareholders. Directors may seek information, advice or opinions from the Firm’s officers and associates and from other advisers, consultants and experts and may rely in good faith upon information, advice or opinions provided by such persons.
Directors shall attend at least one continuing education program during their three-year term in order to enhance skills and stay abreast of important corporate governance issues.

Pinnacle Financial Partners, Inc.	Appendix A — Page 2

It is generally the duty of management (i.e., the CEO or his designee) to speak for the Firm. Absent unusual circumstances or as contemplated by the committee charters, Board members should communicate with third parties only at the request of the CEO.
Directors are encouraged to maintain a meaningful personal ownership in the company in the form of common stock. Periodically, the Committee may adjust minimum stock ownership guidelines for directors and key executives. Minimum stock ownership guidelines for directors are three times average annual compensation paid in the previous year , provided that until that level is reached (by a newly elected director), such director shall satisfy the minimum ownership by the ownership of all restricted shares granted to such director that have vested, if any. For the company’s executive officers who are “named executive officers” under the SEC proxy rules, the minimum ownership guidelines re 50,000 shares for the CEO and the Chairman of the Board; 25,000 shares for the Chief Administrative Officer; and 10,000 shares for the Chief Financial Officer and the Chief Credit Officer.
7. Meetings
Directors should seek to attend all Board meetings and meetings of committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting and directors should review these materials in advance of the meeting.
The CEO will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free at any Board meeting to raise subjects that are not on the agenda for that meeting. The Board will review the Firm’s long-term strategic plans and the principal issues that the Firm will face in the future during at least one Board meeting each year, generally in a two-day retreat with the senior executives of the Firm.
8. Independent Director Meetings
The independent directors will meet in executive session periodically and at least in two regularly scheduled meetings. The director who presides at these meetings shall be referred to as the “Lead Independent Director” and shall be chosen by the board of directors. The Lead Independent Director, will serve until a successor is named. Additionally, the Lead Independent Director shall be denoted in the annual proxy statement.
9. Board Committees
In addition to the Committee, the Board will at all times have an Audit Committee and a Human Resources and Compensation Committee. All of the members of these committees will be independent directors under the criteria established by NASDAQ and applicable law. Committee members will be appointed by the Board upon recommendation by the Committee in the case of the Audit Committee and the Human Resources and Compensation Committee and by the independent members of the Executive Committee in the case of the Committee. Consideration should be given to rotating committee members periodically, but rotation is not mandated as a policy.
Additionally, the Board will have a Trust Committee and a Community Affairs Committee.
Each committee will have its own written charter which has been approved by the Board. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board.
The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year, each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors.
The Board and each committee have the power to hire and compensate, independent legal, financial or other advisors, as they may deem necessary, without consulting or obtaining the approval of any officer of the Firm in advance.
The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

Pinnacle Financial Partners, Inc.	Appendix A — Page 3

10. Audit Committee Responsibilities and Qualifications
In general, the Audit Committee will oversee auditing and financial reporting matters. The Audit Committee also has the responsibilities set forth in the Audit Committee Charter and otherwise required by law, regulation or requirement of NASDAQ and shall produce an annual report of the Audit Committee for inclusion in the Firm’s proxy statement. The Audit Committee shall have responsibility for appointing, dismissing, overseeing and determining the compensation of the Firm’s external auditors. The Audit Committee will assist the Board in monitoring (1) the integrity of the financial statements of the Firm, (2) the Firm’s compliance with legal and regulatory requirements and other requirements imposed on the Firm by the Board and (3) the performance of the Firm’s internal audit function and independent auditors.
Each Audit Committee member must meet the enhanced independence requirements imposed by federal law and NASDAQ. Each Audit Committee member must also be financially literate, and at least one member must possess certain accounting or financial expertise as set forth in the NASDAQ rules. The Chairman of the Audit Committee will have an accounting background and financial management expertise.
11. Human Resources and Compensation Committee Responsibilities and Qualifications
The Human Resources and Compensation Committee has the responsibilities set forth in the Human Resources and Compensation Committee Charter. The Human Resources and Compensation Committee will assist the Board in (1) approving the compensation of directors and officers, (2) establishing strategies and compensation policies and programs for associates of the Firm to provide incentives for delivery of value to the Firm’s shareholders, (3) establishing policies to hire and retain senior executives, with the objective of aligning the compensation of senior management with the business of the Firm and the interests of the Firm’s shareholders, (4) ensuring that the compensation policies of the Firm meet or exceed all legal and regulatory requirements and any other requirements imposed on the Firm by the Board and (5) producing an annual report on executive compensation for inclusion in the Firm’s proxy statement.
Each member of the Human Resources and Compensation Committee must meet the independence requirements imposed by NASDAQ.
12. Nominating and Corporate Governance Committee Responsibilities and Qualifications
The Nominating and Corporate Governance Committee has the responsibilities set forth in the Nominating and Corporate Governance Committee Charter. This Committee will assist the Board in nominating directors for the Board and its committees (except membership on the Nominating and Corporate Governance Committee of the Board, which will be nominated by the independent members of the Executive Committee and elected by the Board) and in reviewing and recommending corporate governance guidelines and procedures
Additionally, this Committee will (1) identify individuals qualified to become Board members, (2) select or recommend to the Board for selection, director nominees for the Firm’s next annual shareholders meeting and (3) develop and recommend to the Board corporate governance principles applicable to the Firm.
13. Director Access to Officers and Associates
To the extent appropriate for the discharge of their oversight function, directors may have full and free access to officers and associates of the Firm. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Firm and will copy the CEO on any written communications between a director and an officer or associate of the Firm, unless the circumstances would render copying the CEO inappropriate. All information provided by the Firm or Firm personnel to a director should be considered confidential unless it has been publicly disclosed by the Firm and shall not be disclosed by the Board member without the consent of the Firm.
Executive officers of the Firm are encouraged to regularly attend Board meetings. If the CEO wishes to have additional Firm personnel attend on a regular basis, this suggestion should be brought to the Board for approval.
14. Director Compensation
The Firm may compensate members of the Audit Committee only for services rendered as a member of the Board or as a Board committee member. The Firm will not compensate Associate members of the Board for service on the Board or a Board committee.

Pinnacle Financial Partners, Inc.	Appendix A — Page 4

Compensation for directors should be competitive with similarly situated companies. The form and amount of director compensation will be determined by the Human Resources and Compensation Committee in accordance with the policies and principles set forth in its charter, and the Human Resources and Compensation Committee will conduct an annual review of director compensation. The Human Resources and Compensation Committee is entitled to take into consideration that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Firm makes substantial charitable contributions to organizations with which a director is affiliated, or if the Firm enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.
The Human Resources and Compensation Committee will review the form and amounts of Board compensation annually to ensure its competitiveness with other companies and its effectiveness in attracting qualified members.
In general, approximately one-third of the annual director compensation is in the form of restricted common stock.
15. Director Orientation and Continuing Education
All new directors must participate in the Firm’s director orientation program, which should be conducted within two months of election of a new director. This orientation will include presentations by senior management to familiarize new directors with the Firm’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Conduct, its principal officers and its internal and independent auditors. Directors are expected to attend at least one developmental seminar during their three-year term and meet any applicable requirements for continuing education promulgated by NASDAQ.
16. CEO Evaluation and Management Succession
The Human Resources and Compensation Committee will conduct an annual review of the CEO’s performance, as set forth in its charter. The Human Resources and Compensation Committee will consider, among other things, the goals set for the CEO and their achievement. The Board of Directors will review the Human Resources and Compensation Committee’s report in order to ensure that the CEO is providing the best leadership for the Firm in the long- and short-term.
The Human Resources and Compensation Committee should make an annual report to the Board on succession planning. The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.
17. Annual Performance Evaluation
The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are effective. The Nominating and Corporate Governance Committee will receive comments from all directors, which have been submitted to the legal counsel to the committee and will report annually to the Board with an assessment of the Board’s performance. This will be discussed with the full Board annually. The assessment will focus on the Board’s contribution to the Firm and specifically focus on areas in which the Board or management believes that the Board could improve.
18. Maintenance of Guidelines
The Nominating and Corporate Governance Committee will review these Corporate Governance Guidelines annually and recommend changes to the Board. The Board will determine the changes to be made to these Corporate Governance Guidelines based upon those recommendations. In the case of any conflict between these Guidelines and the Charter, Bylaws, or Committee Charters of any Board Committee, the Charter, Bylaws, and/or Committee Charter, as the case may be, shall be controlling.
19. Publication of Corporate Governance Matters
The Firm publishes on its web site (1) these Corporate Governance Guidelines, (2) the Audit Committee Charter, (3) the Human Resources and Compensation Committee Charter, (4) the Nominating and Corporate Governance Charter and (5) the Code of Conduct. In addition, these documents are available to any shareholder of the Firm who makes a request to the Secretary of the Firm.

Pinnacle Financial Partners, Inc.	Appendix A — Page 5

Appendix B
PINNACLE FINANCIAL PARTNERS, INC.
Amended and Restated
Audit Committee Charter
Approved by the Board of Directors on January16, 2007
General
The Audit Committee (the “Committee”) of the Board of Directors of Pinnacle Financial Partners, Inc. (the “Company”) shall consist of at least three directors, all of whom shall be independent. Members of the Committee shall not receive any compensation from the Company except for their board or committee service, and shall also satisfy the requirements for independence established by the NASDAQ Stock Market and as required by the rules and regulations of the Securities and Exchange Commission. Additionally, each member of the Committee shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. Also, one member of the Committee shall be an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. Company management and internal and external independent auditors may attend each meeting or portions thereof as required by the Committee. Outside counsel and other consultants and/or advisors may attend meetings at the invitation of the Committee. The Committee shall be authorized, if it determines such action to be appropriate, to retain at the Company’s expense, independent counsel or other consultants and/or advisors. The Committee will have a minimum of four meetings each year (typically once a quarter) and will have special meetings if and when required. The Committee shall engage such independent counsel and other advisors, as it deems necessary to carry out its duties.
Responsibilities
The Committee’s role is one of oversight; whereas the Company’s management is responsible for the adequacy of the Company’s systems of internal accounting controls and procedures and for preparing the Company’s financial statements. The Committee shall oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The external independent auditors are responsible for auditing those financial statements. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work. The following functions shall be the key responsibilities of the Committee in carrying out its oversight function.
1.	The Committee shall ensure that the affairs and practices of the Company, Pinnacle National Bank and all other subsidiaries, if any, are subject to proper, effective and continuing internal and external independent audits and control procedures.

2.	The Committee shall annually approve the appointment, retention, compensation and oversight of the work of the external independent auditors (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee. The Committee will also:
–	Periodically evaluate the qualifications and experience of the independent auditor team, evaluating the audit scope, staffing levels and quality control procedures of the external independent auditors.

–	Ensure that the annual, external audit will be prepared in accordance with standards of the Public Company Accounting Oversight Board and that the Company’s financial statements are prepared in accordance with generally accepted accounting principles. The audit will include an appropriate evaluation of the Company’s internal control over financial reporting, and the issuance of a report to the Committee regarding such internal control over financial reporting.

–	Review and discuss with management and the external independent auditors the annual audited and quarterly unaudited financial statements including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Pinnacle Financial Partners, Inc.	Appendix B — Page 1

–	Receive timely reports from the external independent auditor concerning the Company’s critical accounting policies and practices, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of alternative disclosures and treatments and the treatment preferred by the external independent auditor, and all other material written communications between the external independent auditor and the Company’s management and resolve any disagreements between management and the external independent auditors.

–	Review and discuss annually with the external independent auditors the matters required to be discussed by SAS No. 61 and No. 90, as amended or supplemented, and following such review, reach a determination to recommend to the full Board that such audited financial statements be included in the annual report filed with the Securities and Exchange Commission.

–	Approve in advance the retention of the independent auditor for any non-audit service and the fee for such service.

–	Confirm the independence of the independent auditors and obtain a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, including all non-audit services and fees. The Committee will also discuss with the independent auditors any relationship or service that would impact the auditors objectivity and independence and will recommend that the Board take appropriate action in response to the auditor’s statement to ensure the independence of the independent auditors.
3.	The Committee shall determine whether to retain a third party accounting firm (which shall not be the independent auditor) to provide all or a portion of the internal audit function and the terms and conditions, including fees, for any such engagement. The Committee shall annually approve the selection, evaluation, compensation and audit plan of the internal audit provider or staff. This selection will be ratified by the full Board of Directors annually. The Committee will determine that the internal audit provider or staff has:
–	Examined and evaluated the effectiveness of the system of internal control over financial reporting and the quality of performance in carrying out assigned responsibilities in the organization.

–	Reviewed the reliability and integrity of financial and operating information used and reported.

–	Examined compliance with regulations, laws, policies and sound banking practices and the internal systems in place to assure ongoing compliance and report violations or internal system deficiencies and recommended improvements.
4.	The Committee shall ensure that the internal and external audit staffs, as well as the internal loan review provider or staff, have appropriate and direct access to the Committee and periodically meet with the Committee in private session as appropriate.

5.	The Committee shall establish policies for the Company’s hiring of employees or former employees of the external independent auditor who were engaged on the Company’s account.

6.	The Committee shall inquire of Company management and the independent auditors regarding the appropriateness and quality of accounting principles followed by the Company, changes in accounting principles and their impact on the financial statements and the effect of regulatory and accounting initiatives, as well as any off-balance sheet items on the Company’s financial statements.

7.	The Committee shall receive reports from the principal executive and financial officers of the Company regarding (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and (iii) whether there were changes in the Company’s internal control over financial reporting or in other factors that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Pinnacle Financial Partners, Inc.	Appendix B — Page 2

8.	The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

9.	The Committee shall review quarterly, prior to their filing with the Securities and Exchange Commission, the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Additionally, the Committee shall review a report from the Company’s Chief Executive Officer and Chief Financial Officer concerning their certifications filed with such reports.

10.	The Committee shall review and approve all related party transactions to the extent required under NASDAQ Stock Market qualification standards.

11.	Concerning members of the Company’s board of directors and any executive officer, the Committee shall review any violations and any waivers (as approved by the Company’s board of directors) to the Company’s Code of Conduct.

12.	The Committee shall receive information on the adequacy of the Company’s compliance with established policies, regulations and controls.

13.	The Committee shall receive regular reports on management’s progress in addressing any problems or issues identified in all audit reports.

14.	The Committee shall review any recommendations or findings of the Board of Directors or any other Board or Management Committees with a heightened sense of awareness to those matters that have an impact on the financial statements and the internal control over financial reporting of the Company. At a minimum, the following items should be reviewed on a consistent basis:
–	The quarterly Internal Loan Review audit schedule, summary of audit findings and allowance for loan loss analysis.

–	The quarterly compliance monitoring schedule, summary of findings, violations of compliance laws and regulations, and corrective actions taken or to be taken.

–	Any violations of the Code of Conduct by any Directors, Officers or Associates having an impact on, or being reasonably related to, the Company’s internal control over financial reporting.
15.	The Committee shall review all regulatory examination reports and determine whether adequate corrective actions are being taken to correct any deficiencies, violations or weaknesses noted in the reports.

16.	The Committee shall receive reports concerning all significant litigation involving the Company and any of its subsidiaries from the Company’s legal counsel.

17.	The Committee shall prepare a report for inclusion in the Company’s proxy statement disclosing that the Committee has reviewed and discussed the audited financial statements with management and discussed certain other matters with the independent auditors. The report shall state whether based upon these discussions, the Committee recommended to the Board that the audited financial statements be included in the Company’s annual report.

18.	The Committee shall review and assess the adequacy of the Committee’s charter annually. If any revisions therein are deemed necessary or appropriate, the Committee shall submit the same to the Board for its consideration and approval.

19.	The Committee shall review and assess the effectiveness of the Committee’s performance annually. The Committee shall address any improvement opportunities in a formal and timely manner and present such to the Board for its consideration and approval.

Pinnacle Financial Partners, Inc.	Appendix B — Page 3

Appendix C
PINNACLE FINANCIAL PARTNERS, INC.
HUMAN RESOURCES AND COMPENSATION COMMITTEE CHARTER
Approved by the Board of Directors on October 17, 2006
Purpose of the Human Resources and Compensation Committee
The Board of Directors has established the Human Resources and Compensation Committee of the Board to assist the Board in:
1)	Reviewing and adopting Human Resources policies for Pinnacle Financial Partners, Inc. and Pinnacle National Bank (collectively, the “Firm”).

2)	Ensuring that the overall personnel needs of the Firm are being met.
Members of the Human Resources and Compensation Committee
The Committee must be comprised of at least three and no more than five members of the Board. The Committee must be comprised solely of independent directors.
An independent director must not be an officer or associate of the Firm or its subsidiaries and must not have any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable requirements for a director to be considered independent set out by the rules of the NASDAQ Stock Market or any stock exchange on which the Firm’s securities are then listed. In addition, as long as the Firm’s stock incentive plans and incentive bonus plans are intended to comply with the requirements of Section 162(m) of the Internal Revenue Code, all directors, who serve on the Committee, must be “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code.
No Committee member shall have an interest in the Firm that would preclude his or her ability to act on behalf of all the shareholders of the Firm.
No Committee member may participate in any discussion with respect to, or vote on, any matter in which he or she is not independent. If there is any basis for believing a Committee member is not independent, the facts and circumstances should be reported to the Committee’s Counsel and the Board, and the Committee member should not participate or vote on any matter until the Board has determined that the Committee member is independent.
The members of the Human Resources and Compensation Committee shall be nominated for membership on the Human Resources and Compensation Committee by the Nominating and Corporate Governance Committee and elected by the Board. Each member of the Committee shall serve a one year term or until such director’s earlier resignation or removal. Any member may resign his or her position as a member of the Committee upon notice given in writing or by electronic transmission to the Board. A member may be removed from the Committee upon the majority vote of the Board. The Chair of the Committee will be nominated by the Nominating and Corporate Governance Committee and elected by the Board.
Responsibilities of the Human Resources and Compensation Committee
The Committee is responsible to the Board for the following activities:
1)	Reviewing and adopting all Human Resources policies.

2)	Ensuring that the overall personnel needs of the Firm are being met.
•	Adopting succession and management development plans for appropriate personnel.

•	Reviewing future personnel needs and recruitment program results.

•	Adopting and monitoring the Firm’s Affirmative Action Plan.

Pinnacle Financial Partners, Inc.	Appendix C — Page 1

•	Overseeing the performance appraisal system.

•	Evaluating associate morale and human resources risk.
3)	Providing oversight for all matters of compensation and benefits.
•	Reviewing annually and determining the individual compensation and incentive arrangements (including any employment or severance agreements) for the executive officers of the Firm and its subsidiaries and reviewing compensation and incentive arrangements for all other officers of the Firm and its subsidiaries.

•	Establishing strategies and compensation policies and programs for associates of the Firm to provide incentives for delivery of value to the Firm’s shareholders.

•	Establishing policies to hire and retain senior executives, with the objective of aligning the compensation of senior management with the business of the Firm and the interests of the Firm’s shareholders.

•	Reviewing and discussing with management the Compensation Discussion and Analysis included in the Company’s proxy statement and/or annual report on Form 10-K, and providing a report disclosing this review and discussion and whether, based thereon, the Committee recommended that the Compensation Discussion and Analysis be included in the proxy statement and/or report.

•	Reviewing all associate benefit programs including new plans and revisions, overall cost and regulatory compliance.

•	Overseeing the overall compensation strategies of the Firm and its subsidiaries and ensuring that all compensation arrangements comply with applicable law.

•	Reviewing the Firm’s stock option plans or equity related incentives to ensure they provide proper incentives and avoid excessive dilution of ownership by existing shareholders and making recommendations to the Board and shareholders with respect to amendments to the plans, including changes in the number of shares authorized for issuance thereunder.

•	Approving for submission to stockholders all new equity-related incentive plans, and material amendments thereto, required to be approved by the shareholders under applicable listing requirements of the NASDAQ Stock Market or any stock exchange on which the Firm’s securities are then listed.

•	Granting, in accordance with the provisions of applicable stock incentive plans, stock options, stock purchase rights or other equity-based incentives to individuals eligible for such grants (including executive officers subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Executives”), and amending such stock options or stock purchase rights in accordance with the terms of the applicable plans.

•	Authorizing the repurchase of options, shares or other equity interests from terminated associates.

•	Approving tax qualified, non-discriminatory associate benefit plans or parallel non-qualified plans that provide for the acquisition of stock or options by officers, directors, associates or consultants.

•	Approving stock based incentives or stock issuances to persons not previously an associate or director as an inducement material to the person’s employment with the Firm.

•	Developing and administering a compensation policy for senior management that contains appropriate performance incentives and equity-linked components and determining whether executive officers are to receive any incentive bonus compensation based on the performance of the Firm relative to such performance goals and objectives, or such lesser amounts as the Committee determines.

•	Surveying the amount and types of executive compensation paid by comparable companies.

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•	Implementing and administering incentive compensation programs for executive officers and authorizing all awards to such individuals under the incentive programs.

•	Performing annual reviews and approving corporate goals and objectives relevant to executive officers’ compensation, evaluating each executive officer’s performance in light of those goals and objectives, and setting each executive officer’s compensation levels based on this evaluation. Specifically, the Committee will set compensation for the Chief Executive Officer, approve compensation for other key executives and review all other compensation. In determining any long-term incentive component of the Chief Executive Officer’s compensation, the Committee will consider, among other relevant factors, the Firm’s performance and relative shareholder return, the value of incentive awards to chief executive officers at comparable companies, and the awards given to the Firm’s Chief Executive Officer in past years.

•	Administering the Firm’s stock option plan and other equity incentive plans with respect to the Firm’s executive officers and associates.

•	Approving equity incentive awards, special cash payments or other material benefits made available to Section 16 Executives.

•	Approving employment, non-competition, change of control, severance or similar agreements with executive officers and amendments to such agreements.

•	Evaluating annually adherence by each executive officer to the Associate Code of Conduct and taking such evaluation into account in determining such executive officer’s compensation levels.

•	Reviewing the overall effectiveness of the Firm’s associate benefit plans.

•	Making recommendations to the Board concerning the compensation of non-management members of the Board for service on the Board and committees thereof.
In addition to the matters set forth herein, the Committee will perform such other functions as required by law, the listing requirements of the NASDAQ Stock Market or any stock exchange on which the Firm’s securities are then listed, the Firm’s Charter or Bylaws, or Board resolution.
Meetings
The Committee shall meet five times a year and may from time to time require specially called meetings, as deemed necessary by the Chair of the Committee. The Chair of the Committee will preside at each meeting of the Committee and shall set the length of each meeting and the agenda of items to be addressed at each meeting. The Committee shall meet in executive session when assessing the performance of and determining the compensation for or incentives to the Chief Executive Officer and at such other times as the Chair or the Committee may determine.
Subcommittees
The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more of the members of the Committee. The Committee may delegate such authority to a subcommittee as the Committee deems appropriate.
Reporting
The Committee shall maintain written minutes of all meetings and consent actions, which shall be recorded or filed with the books and records of the Firm and made available to the Board. The Committee will make regular reports to the Board with respect to the compensation of all executive officers, including incentive-compensation plans and equity-based plans, and as required by law, regulations or applicable stock exchange regulations. Reports of significant matters presented at meetings of the Committee will be given by the Chair of the Committee to the Board on an as needed basis.

Pinnacle Financial Partners, Inc.	Appendix C — Page 3

Committee Report on Executive Compensation
The Committee shall prepare a report, regarding executive compensation, for inclusion in the Firm’s proxy statement or annual report as required by, and in accordance with, applicable rules and regulations.
Assistance from Others
The Committee may engage external advisors and compensation consultants, to the extent determined appropriate by the Committee, to facilitate the performance of the functions of the Committee. All external advisors engaged by the Committee shall report directly to the members of the Committee. Specifically, the Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or senior executive and shall have the sole authority to approve the consultant’s fees and other retention terms. The Committee has the same authority to retain other experts to advise or assist it, including independent counsel, accountants, financial analysts or others. The Committee may also request reports from the Chief Executive Officer, the Chief Financial Officer, the Director of Human Resources or any other officer of the Firm.
Performance Evaluation
Each year, the Committee shall review and assess the adequacy and appropriateness of this charter and the Committee’s own performance. The results of such evaluation and any proposed changes should be presented to the full Board.

Pinnacle Financial Partners, Inc.	Appendix C — Page 4

Appendix D
PINNACLE FINANCIAL PARTNERS, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
Approved by the Board of Directors on October 17, 2006
Purpose of the Nominating and Corporate Governance Committee
The Board of Directors has established the Nominating and Corporate Governance Committee of the Board to assist the Board in:
1)	Nominating directors for the Board and its committees (except membership on the Nominating and Corporate Governance Committee of the Board, which will be nominated by the independent members of the Executive Committee and elected by the Board).

2)	Reviewing and recommending corporate governance guidelines and procedures.
Members of the Nominating and Corporate Governance Committee
The Committee must be comprised of at least three and no more than five members of the Board. The Committee must be comprised solely of independent directors.
An independent director must not be an officer or associate of the Firm or its subsidiaries and must not have any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable requirements for a director to be considered independent set out by the rules of the NASDAQ Stock Market or any stock exchange on which the Firm’s securities are then listed.
No Committee member shall have an interest in the Firm that would preclude his or her ability to act on behalf of all the shareholders of the Firm.
No Committee member may participate in any discussion of, or vote on, any matter in which he or she is not independent. If there is any basis for believing a Committee member is not independent, the facts and circumstances should be reported to the Board, and the Committee member should not participate or vote on any matter until the Board has determined that the Committee member is independent.
The members of the Nominating and Corporate Governance Committee shall be nominated for membership on the Nominating and Corporate Governance Committee by the independent members of the Executive Committee and elected by the Board. Each member of the Committee shall serve a one year term or until such director’s earlier resignation or removal. Any member may resign his or her position as a member of the Committee upon notice given in writing or by electronic transmission to the Board. A member may be removed from the Committee upon the majority vote of the Board. The Chair of the Committee will be nominated by the independent members of the Executive Committee and elected by the Board.
Responsibilities of the Nominating and Corporate Governance Committee
The Committee is responsible to the Board for the following activities:
1)	Nominating directors for the Board and its committees.
•	Establishing criteria for nomination and selection of new Board members.

•	Identifying and nominating acceptable directors.

•	Nominating directors for committee members and committee chairs based on committee requirements, including the charter of any such committee.
2)	Evaluating annually adherence by each director to the Firm’s requirements for Board or committee membership.

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3)	Ensuring that the Board and management are adhering to the best practices in all applicable areas of governance and that the Board and all its committees are functioning effectively.
•	Conducting an annual governance check-up including a review of the current best practices in all applicable areas.

•	Reviewing the annual Governance Manual that sets out, among other things, all committee charters, and all Board and committee agenda items for the year and a comprehensive Board and committee meeting schedule.

•	Conducting annual Board and committee evaluations in order to identify potential functional improvements to the working of the Board and its committees.
In addition to the matters set forth herein, the Committee will perform such other functions as required by law, the listing requirements of the NASDAQ Stock Market or any stock exchange on which the Firm’s securities are then listed, the Firm’s Charter or Bylaws, or Board resolution.
Meetings
The Committee shall meet at least twice a year and may from time to time require specially called meetings, as deemed necessary by the Chair of the Committee. The Chair of the Committee will preside at each meeting of the Committee and shall set the length of each meeting and the agenda of items to be addressed at each meeting.
Subcommittees
The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more of the members of the Committee. The Committee may delegate such authority to a subcommittee as the Committee deems appropriate.
Reporting
The Committee shall maintain written minutes of all meetings and consent actions, which shall be recorded or filed with the books and records of the Firm and made available to the Board. Reports of significant matters presented at meetings of the Committee will be given by the Chair of the Committee to the Board on an as needed basis.
Assistance from Others
The Committee may engage external advisors and compensation consultants, to the extent determined appropriate by the Committee, to facilitate the performance of the functions of the Committee. All external advisors engaged by the Committee shall report directly to the members of the Committee. The Committee has the same authority to retain other experts to advise or assist it, including independent counsel, accountants, financial analysts or others. The Committee may also request reports from the Chief Executive Officer, the Chief Financial Officer or any other officer of the Firm.
Performance Evaluation
Each year, the Committee shall review and assess the adequacy and appropriateness of this charter and the Committee’s own performance. The results of such evaluation and any proposed changes should be presented to the full Board.

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Appendix E
PROXY
PINNACLE FINANCIAL PARTNERS, INC.
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 15, 2008
The undersigned hereby appoints Robert A. McCabe, Jr. or M. Terry Turner or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Pinnacle Financial Partners, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at 211 Commerce Street Suite 100, Nashville, Tennessee 37201 and at any adjournments of the annual meeting, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the annual meeting, receipt of which are hereby acknowledged.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSALS.
PROPOSAL #1: To elect two persons listed below to serve as Class I directors for a two-year term and six persons to serve as Class II directors for a three-year term:

Class I Directors:
Harold Gordon Bone	Gary L. Scott

Class II Directors:
James C. Cope	William H. Huddleston, IV
Robert A. McCabe, Jr.	David Major
Hal N. Pennington	Dr. Wayne J. Riley

☐	FOR all nominees listed above	☐	WITHHOLD authority to vote	☐	FOR ALL EXCEPT -
			on all nominees listed above		See instruction below
     INSTRUCTION: To withhold authority for any individual nominee, mark “For All Except” above, and write the names of the nominees for which you do NOT wish to vote FOR in the space below.
PROPOSAL #2: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008:

☐ FOR	☐ AGAINST	☐ ABSTAIN

* * * * * * * *
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS.
DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER
MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.
     If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in such name by authorized person.

Signature(s) of Shareholder(s)	Please print name of Shareholder(s)	Date: , 2008
(be sure to date your proxy)
I WILL                      WILL NOT                      ATTEND THE ANNUAL MEETING OF SHAREHOLDERS.
PLEASE MARK, SIGN AND DATE THIS PROXY, AND RETURN IT IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE AS SOON AS POSSIBLE. NO POSTAGE NECESSARY. THANK YOU.

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